                                                                   EXHIBIT 10.10

                                U.S.$11,000,000



                               CREDIT AGREEMENT,



                         dated as of February 20, 1996



                                     among



                            TRAX PETROLEUMS LIMITED

                               as the Borrower,



                                      and



                        CERTAIN FINANCIAL INSTITUTIONS,

                                as the Lenders,



                                      and



                               BANK OF MONTREAL,

                         as the Agent for the Lenders.

                               TABLE OF CONTENTS

                                                                          Page
I    DEFINITIONS AND ACCOUNTING TERMS....................................    1
     1.1   Defined Terms.................................................    1
     1.2   Use of Defined Terms..........................................   20
     1.3   Cross-References..............................................   20
     1.4   Accounting and Financial Determinations.......................   20
     1.5   Currency References...........................................   21

II   REVOLVING CREDIT FACILITY...........................................   21
     2.1   Commitment....................................................   21
           2.1.1  Revolving Credit Commitment............................   21
           2.1.2  Lenders Not Permitted or Required to Make Borrowings
                  Available..............................................   21
           2.1.3  Several Obligations....................................   22
           2.1.4  Funding Borrowings Under Commitments...................   22
     2.2   Borrowing Procedure; Disbursement.............................   22
     2.3   Conditions Applicable to Bankers' Acceptances.................   23
           2.3.1  Purchase of Bankers' Acceptances by a Lender...........   23
           2.3.2  Payment to Borrower....................................   23
           2.3.3  Waiver of Presentment and Other Conditions.............   23
           2.3.4  Terms of Each Bankers' Acceptance......................   24
           2.3.5  Delivery of Blank Bankers' Acceptances.................   24
           2.3.6  Failure to Give Notice of Repayment (Automatic
                  Rollover or Conversion)................................   25
           2.3.7  Execution of Bankers' Acceptances......................   25
           2.3.8  Advice to the Lenders..................................   26
           2.3.9  Agent's Confirmation of Bankers' Acceptance Issuance...   26
           2.3.10 Completion of Bankers' Acceptance......................   26
           2.3.11 Prepayment of Bankers' Acceptances.....................   26
           2.3.12 Bankers' Acceptance Fees...............................   26
           2.3.13 Borrower's Absolute Obligation to Repay Bankers'
                  Acceptances............................................   27
     2.4   Certain Procedural Matters....................................   27
           2.4.1  Revolving Loans and Bankers' Acceptance................   27
           2.4.2  Conversions............................................   27
           2.4.3  Rollovers..............................................   28
           2.4.4  Rollovers and Conversions not Prepayment...............   28
           2.4.5  Limitation on Number of Borrowings.....................   28
           2.4.6  Notice of Expiration of LIBOR Interest Periods.........   28
     2.5   Intentionally Omitted.........................................   28

     2.6   Interest and Fees.............................................   28
           2.6.1  Rates and Payment of Interest..........................   28
           2.6.2  Acknowledgement........................................   29
           2.6.3  Intentionally Omitted..................................   29
           2.6.4  Interest Calculation...................................   29
           2.6.5  Clawback...............................................   29
           2.6.6  Default Rate...........................................   30
           2.6.7  Interest Act Disclosure................................   30
           2.6.8  No Deemed Reinvestment.................................   30
     2.7   Principal Payments on Stated Maturity Date....................   30
     2.8   Extension, Place and Application of Payments..................   30
     2.9   Mandatory Payment of Loans....................................   31
           2.9.1  Outstandings Exceed Facility Amount....................   31
           2.9.2  Deposits with Respect to Bankers' Acceptances..........   31
           2.9.3  Acceleration...........................................   31
           2.9.4  Borrowing Base Deficiency..............................   31
     2.10  Voluntary Principal Prepayments...............................   31
     2.11  Order of Application..........................................   32
     2.12  Commitment Fee................................................   32
     2.13  Evidence of Borrowings........................................   33
     2.14  Additional Fees...............................................   33
           2.14.1 Agent's Fee............................................   33
           2.14.2 Intentionally Omitted..................................   33
           2.14.3 Consolidated Borrowing Base Redetermination Fee........   33
           2.14.4 Amendment Fee..........................................   34

III  BORROWING BASE......................................................   34
     3.1   Components for Determination of Trax Borrowing Base...........   34
     3.2   Canadian Allocated Borrowing Base.............................   34
     3.3   Semi-Annual Redetermination of Trax Borrowing Base............   35
     3.4   Borrowing Base Deficiency.....................................   36
     3.5   Special Provisions for Discretionary Increase to the
           Consolidated Borrowing Base...................................   36
     3.6   Interim Sales of Borrowing Base Properties....................   37

IV   CERTAIN ADDITIONAL PROVISIONS CONCERNING LOANS, BANKERS'
     ACCEPTANCES AND CURRENCY MATTERS....................................   38
     4.1   Lending Unlawful..............................................   38
     4.2   Deposits Unavailable..........................................   38
     4.3   Increased LIBO Rate Loan Costs, etc...........................   39
     4.4   Additional Costs..............................................   39
     4.5   Prime Rate Loans or Base Rate Loans...........................   40
     4.6   Compensation..................................................   41

     4.7   Taxes ........................................................   41
     4.8   Payments, Computations, etc...................................   42
     4.9   Sharing of Payments...........................................   43
     4.10  Setoff........................................................   43
     4.11  Use of Proceeds...............................................   44
     4.12  Currency Conversion and Currency Indemnity....................   44
           4.12.1 Payments in Agreed Currency............................   44
           4.12.2 Conversion of Agreed Currency into Judgment Currency...   44
           4.12.3 Circumstances Giving Rise to Indemnity.................   44
           4.12.4 Indemnity Separate Obligation..........................   45

V    CONDITIONS TO BORROWING.............................................   45
     5.1   Initial Borrowing.............................................   45
           5.1.1  Resolutions, etc.......................................   45
           5.1.2  Arch Agreement.........................................   46
           5.1.3  Payment of Outstanding Indebtedness, etc...............   46
           5.1.4  Offer Consummated; Copies of Document and Other
                  Material Agreements and Consents; Control of Trax's
                  Board..................................................   46
           5.1.5  Guaranty...............................................   46
           5.1.6  Pledge Agreement.......................................   46
           5.1.7  Security Agreements....................................   47
           5.1.8  Opinions of Counsel....................................   47
           5.1.9  Closing Fees, Expenses, etc............................   48
           5.1.10 Acquisition............................................   48
           5.1.11 Pro forma..............................................   48
           5.1.12 Regulatory Approvals...................................   48
           5.1.13 Intercreditor Agreement................................   48
           5.1.14 Effectiveness Notice...................................   48
           5.1.15 Due Diligence..........................................   48
           5.1.16 Other Matters..........................................   49
     5.2   All Borrowings................................................   49
           5.2.1  Compliance with Warranties, No Default, etc............   49
           5.2.2  Borrowing Notice, Conversion Notice or Rollover
                  Notice.................................................   50
           5.2.3  Satisfactory Legal Form................................   50

VI   REPRESENTATIONS AND WARRANTIES......................................   50
     6.1   Organization and Qualification of Borrower....................   50
     6.2   Authorization and Power of Borrower...........................   50
     6.3   Financial Condition...........................................   51
     6.4   No Litigation.................................................   51
     6.5   No Breach.....................................................   51
     6.6   No Consents...................................................   52
     6.7   Validity......................................................   52

     6.8   Subsidiaries..................................................   52
     6.9   Status of Title to Assets.....................................   52
     6.10  Taxes.........................................................   53
     6.11  Other Indebtedness or Liens...................................   53
     6.12  Own Expertise.................................................   53
     6.13  Environmental Warranties......................................   54
     6.14  Intentionally Omitted.........................................   55
     6.15  Accuracy of Information.......................................   55
     6.16  Full Disclosure...............................................   55

VII  COVENANTS...........................................................   55
     7.1   Affirmative Covenants.........................................   55
           7.1.1  Financial Statements and Reports of Borrower...........   56
           7.1.2  Reserve, Production and Operating Reports..............   56
           7.1.3  Payment of Taxes, etc..................................   57
           7.1.4  Insurance and Insurance Summaries......................   57
           7.1.5  Operations and Properties..............................   57
           7.1.6  Compliance with Applicable Laws........................   57
           7.1.7  Litigation.............................................   58
           7.1.8  Changes of Fact........................................   58
           7.1.9  Maintenance of Rights..................................   58
           7.1.10 Maintenance of Properties..............................   58
           7.1.11 Maintenance and Granting of Liens, Mortgages and
                  Security Interests.....................................   58
           7.1.12 Notice of Default......................................   58
           7.1.13 Compliance with Loan Documents.........................   59
           7.1.14 Compliance with Material Agreements....................   59
           7.1.15 Books and Records; Inspection..........................   59
           7.1.16 Agreements Affecting the Borrowing Base Properties.....   59
           7.1.17 Other Notices..........................................   59
           7.1.18 Value of Properties....................................   59
           7.1.19 Copies of Filings, etc.................................   60
           7.1.20 Environmental Covenant.................................   60
           7.1.21 Additional Security Documents..........................   60
           7.1.22 Intentionally Omitted..................................   61
           7.1.23 Other Information......................................   61
     7.2   Negative Covenants............................................   61
           7.2.1  Limitation on Liens....................................   61
           7.2.2  Disposition of Assets..................................   61
           7.2.3  Certain Transactions...................................   62
           7.2.4  Place of Business......................................   62
           7.2.5  Consolidation, Amalgamation or Merger..................   62
           7.2.6  Limitation on Investments and New Businesses...........   62
           7.2.7  Limitation on Credit Extensions........................   63

           7.2.8  Fiscal Year............................................   63
           7.2.9  Certain Agreements.....................................   63
           7.2.10 Restrictions on Payment of Dividends; Issuance of
                  Capital Stock..........................................   63
           7.2.11 Financial Condition....................................   64
           7.2.12 Limitation on Additional Indebtedness..................   64
           7.2.13 Negative Pledges, Restrictive Agreements, etc..........   64

VIII EVENTS OF DEFAULT...................................................   65
     8.1   Listing of Event of Default...................................   65
           8.1.1  Failure of Payment.....................................   65
           8.1.2  False Representation...................................   65
           8.1.3  Breach of Covenant.....................................   65
           8.1.4  Renunciation of Obligation.............................   65
           8.1.5  Bankruptcy.............................................   65
           8.1.6  Bankruptcy Orders, etc.................................   66
           8.1.7  Default Under Other Documents..........................   66
           8.1.8  Liens Invalid..........................................   66
           8.1.9  Judgments..............................................   66
           8.1.10 Material Defaults......................................   67
           8.1.11 Dissolution............................................   67
           8.1.12 Borrowing Base Deficiency..............................   67
           8.1.13 Default Under Arch Agreement...........................   67
           8.1.14 Change of Control......................................   67
     8.2   Materiality; Notice of Defaults...............................   68
           8.2.1  Materiality............................................   68
           8.2.2  Notice of Monetary Defaults............................   68
           8.2.3  Notice of Certain Non-Monetary Defaults................   68
     8.3   Acceleration..................................................   68
     8.4   Preservation of Rights........................................   70

IX   THE AGENT...........................................................   70
     9.1   Actions.......................................................   70
     9.2   Funding Reliance, etc.........................................   71
     9.3   Repayment by Lenders to Agent.................................   71
     9.4   Exculpation...................................................   72
     9.5   Successor.....................................................   72
     9.6   Extensions of Credit by the Bank of Montreal..................   73
     9.7   Credit Decisions..............................................   73
     9.8   Copies, etc...................................................   73

X    MISCELLANEOUS PROVISIONS............................................   74
     10.1  Waivers, Amendments, etc......................................   74
     10.2  Notices.......................................................   75
     10.3  Payment of Costs and Expenses.................................   75
     10.4  Indemnification...............................................   76
           10.4.1 General Provisions of Indemnification..................   76

           10.4.2 Negligence Expressly Indemnified.......................   78
     10.5  Survival......................................................   78
     10.6  Severability..................................................   78
     10.7  Headings......................................................   78
     10.8  Execution in Counterparts, Effectiveness, etc.................   78
     10.9  Governing Law; Entire Agreement...............................   79
     10.10 Successors and Assigns........................................   79

     10.11 Sale and Transfer of Borrowings; Participations in
           Borrowings....................................................   79
           10.11.1   Assignments.........................................   79
           10.11.2   Participations......................................   81
           10.11.3   Further Documentations in Event of Assignments or
                     Participation.......................................   81
     10.12 No Oral Agreements............................................   81
     10.13 Other Transactions............................................   82
     10.14 Forum Selection and Consent to Jurisdiction...................   82
     10.15 Certain Matters...............................................   82
     10.16 Time of the Essence...........................................   83

EXHIBITS

EXHIBIT A    -     Form of API Guaranty

EXHIBIT B    -     Form of Northern Guaranty

EXHIBIT C    -     Form of Borrowing Notice

EXHIBIT D    -     Form of Conversion Notice

EXHIBIT E    -     Form of Lender Assignment Agreement

EXHIBIT F    -     Form of Pledge Agreement

EXHIBIT G-1  -     Form of Security Agreement (Stock)

EXHIBIT G-2  -     Form of Security Agreement (General)

EXHIBIT G-3  -     Form of Debenture

EXHIBIT G-4  -     Form of Instrument of Pledge

EXHIBIT H    -     Form of Opinion of Borrower's Canadian Counsel

EXHIBIT I    -     Form of Opinion of Borrower's U.S. Counsel

EXHIBIT J    -     Form of Opinion of Agent's Canadian Counsel

EXHIBIT K    -     Form of Borrowing Base Allocation Certificate

EXHIBIT L    -     Form of Compliance Certificate

EXHIBIT M    -     Form of Acceptance

EXHIBIT N    -     Form of Rollover Notice

SCHEDULES

SCHEDULE I   -     DISCLOSURE SCHEDULE

                               CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of February 20, 1996, is among TRAX PETROLEUMS LIMITED, a corporation organized under the laws of Alberta, Canada ("Trax" or the "Borrower"), the various financial institutions as are or may
  ----          --------
become parties hereto as lenders (collectively, the "Lenders"), and BANK OF
                                                     -------
MONTREAL, as agent (the "Agent") for the Lenders.
                         -----

                             W I T N E S S E T H:

     WHEREAS, pursuant to that certain Cash Offer dated January 9, 1996 (the "Offering Document") by Northern Arch Resources Ltd., a corporation organized
 -----------------
under the laws of Alberta, Canada ("Northern"), Northern offered to purchase
                                    --------
(the "Offer") all the issued and outstanding common shares (including the
      -----
associated rights under the Shareholder Rights Plan Agreement) (the "Shares") of
                                                                     ------
the Borrower and as of the close of such Offer more than 90% (but less than 100%) of the Shares had been tendered to Northern (excluding any Shares owned by Northern at the commencement of the Offer), and Northern following the Close of the Offer has acquired the remaining Shares of the Borrower, such that the Borrower is a wholly-owned Subsidiary of Northern (the Offer and such subsequent transactions are referred to herein as the "Acquisition"); and
                                            -----------

     WHEREAS, the Borrower desires to obtain commitments from the Lenders pursuant to which extensions of credit in the form of Revolving Loans and Bankers' Acceptances will be made in the amounts and currencies herein provided and pursuant to the terms and provisions herein set forth; and

     WHEREAS, the proceeds of the Revolving Loans and the Bankers' Acceptances will be used to fund an intercompany loan from the Borrower to Northern in an amount up to $8,000,000 and for general corporate purposes of the Borrower and its Subsidiaries (including payment of those amounts described in Section
                                                                  -------
5.1.9); and
- ------

     WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such
                                            ---------
commitments and make such extensions of credit to the Borrower;

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.1    Defined Terms.  The following terms (whether or not
                    -------------
underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Acceptance" means a bill of exchange drawn by the Borrower and accepted
      ----------
and purchased by a Lender, substantially in the form attached hereto as Exhibit
                                                                        -------
M.
- -

     "Acquisition" is defined in the first recital.
      -----------                    -------------

     "Acquisition Documents" means (i) individually, each of the Offering
      ---------------------
Document and each other document, instrument and agreement executed and delivered pursuant thereto, including all assignments and conveyances thereunder, and (ii) collectively, any two or more of the foregoing.

     "Affiliate" of any Person means any other Person which, directly or
      ---------
indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners or managers; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent" is defined in the preamble and includes each other Person as shall
      -----                    --------
have subsequently been appointed as the successor Agent pursuant to Section 9.5.
                                                                    -----------

     "Agent's Branch of Account" means the Bank of Montreal, First Canadian
      -------------------------
Place, 350 - 7th Avenue S.W., Calgary, Alberta T2P 3N9 (Fax No. (403) 234 -
3644) or such other office or branch of the Agent in Canada as the Agent may from time to time advise the Borrower and the Lenders in writing.

     "Aggregate Outstandings" means, at any time, the sum, without duplication,
      ----------------------
of all Outstandings and all Arch Outstandings.

     "Agreed Currency" is defined in Section 4.12.1.
      ---------------                --------------

     "Agreement" means, on any date, this Credit Agreement as originally in
      ---------
effect on the Effective Date and as thereafter from time to time amended, supplemented, and restated, or otherwise modified and in effect on such date.

     "Alternate Base Rate" means, on any date and with respect to all Base Rate
      -------------------
Loans, a floating rate of interest per annum equal to the higher of
                                   --- -----

     (a) the floating rate of interest most recently announced by the Agent at its Canadian Office as the reference rate of interest it will use to determine rates of interest for U.S. Dollar loans in Canada and referred to by it as its "U.S. base rate"; and

     (b) the Federal Funds Rate for such date as determined by the Agent plus 1/2%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans (and in the rate of interest of any other Obligations from time to time bearing interest at a rate determined by reference to the Alternate Base
Rate) will take effect simultaneously with each change in the Alternate Base
Rate.

     "APC" means Arch Production Company, a Delaware corporation.
      ---

     "API" means Arch Petroleum Inc., a Delaware corporation.
      ---

     "Applicable Lending Office" means, for each Lender and for each Type of
      -------------------------
Loan, the Canadian Office or LIBOR Office, as the case may be, of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or designated in the Lender Assignment Agreement or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

     "Applicable Margin" means, at such times and from time to time as the ratio
      -----------------
of Aggregate Outstandings to the Consolidated Borrowing Base is in one of the following ranges, with respect to any Borrowing, the percentage per annum set
                                                                --- -----
forth below opposite the relevant Type of Borrowing and the relevant range:




Type of Borrowing                                      Applicable Margin
- -----------------                                      -----------------
Base Rate Loans                                                0.00%
     At all times


Prime Rate Loans

Range 1:  the Aggregate Outstandings are more                  1.50%
          than 75% of the Consolidated Borrowing
          Base

Range 2:  the Aggregate Outstandings are more                  1.25%
          than 50%, but equal to or less than
          75%, of the Consolidated Borrowing Base

Range 3:  the Aggregate Outstandings are more                  1.00%
          than 25%, but equal to or less than
          50%, of the Consolidated Borrowing Base

Range 4:  the Aggregate Outstandings are equal to              0.75%
          or less than 25% of the Consolidated
          Borrowing Base


LIBO Rate Loans and Bankers' Acceptances
     During any period that

Range 1:  the Aggregate Outstandings are more                  2.50%
          than 75% of the Consolidated Borrowing
          Base

Range 2:  the Aggregate Outstandings are more                  2.25%
          than 50%, but equal to or less than
          75%, of the Consolidated Borrowing Base

Range 3:  the Aggregate Outstandings are more                  2.00%
          than 25%, but equal to or less than
          50%, of the Consolidated Borrowing Base

Range 4:  the Aggregate Outstandings are equal to              1.75%
          or less than 25% of the Consolidated
          Borrowing Base


Changes in the Applicable Margin on account of the ratio of Aggregate Outstandings to the Consolidated Borrowing Base being in a different range will occur automatically without prior notice, provided that for Bankers' Acceptances
                                          --------
and LIBO Rate Loans such margin shall be determined at the time of purchase of the applicable Bankers' Acceptance or commencement of the applicable LIBOR Interest Period, as the case may be.

     "Arch Agreement" means that certain Third Restated Revolving Credit Loan
      --------------
Agreement dated as of February 20, 1996 among API, the

Arch Banks and BankOne, as Agent, as amended, restated, supplemented or otherwise modified from time to time.

     "Arch Banks" shall mean the "Banks" as such term is defined in the Arch
      ----------
Agreement.

     "Arch Outstandings" means, at any time, the aggregate of the principal
      -----------------
amount of all then outstanding "Obligations" as defined under the Arch Agreement (including, without duplication, the face amount of all then outstanding letters of credit issued thereunder).

     "Asset" means, as to any Person, all property of any kind, name or nature,
      -----
real or personal, tangible or intangible, legal or equitable, whether now owned or hereafter acquired, including, without limitation, money, stock, contract rights, franchises, value as a going concern, causes of action, undivided fractional ownership interests, and anything of any value which can be made available for, or may be appropriated to, the payment of debts.

     "Assignee Lender" is defined in Section 10.11.1.
      ---------------                ---------------

     "Authorization" is defined in Section 10.15.
      -------------                -------------

     "Authorized Officer" means, relative to the Borrower or a Guarantor, those
      ------------------
of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to a certificate delivered under Section 5.1.1.
                                                                -------------

     "Available Unfunded Borrowing Base" means, on any date, the positive
      ---------------------------------
difference, if any, of the Canadian Allocated Borrowing Base minus the Outstandings.

     "BA Reference Banks" means Bank of Montreal and the Schedule II Reference
      ------------------
Lenders, if any.

     "Bankers' Acceptance Fee" is defined in Section 2.3.12.
      -----------------------                --------------

     "Bankers' Acceptances" means the Borrowings or any portion thereof made
      --------------------
available by a Lender to the Borrower by way of Acceptances denominated in Canadian Dollars which are issued by the Borrower and accepted and purchased by a Lender hereunder.

     "BankOne" means Bank One, Texas, N.A.
      -------

     "Base Rate Loan" means a Loan denominated in U.S. Dollars bearing interest
      --------------
at a fluctuating rate determined by reference to the Alternate Base Rate.

     "Borrower" is defined in the preamble and includes its successors and
      --------                    --------
permitted assigns, including the amalgamated entity resulting from any amalgamation of Northern and Trax.

     "Borrowing" means any extension of credit made by the Lenders by way of
      ---------
Revolving Loans or arising upon a Conversion to or Rollover of Revolving Loans, or Bankers' Acceptances purchased by the Lenders. For the purposes of this Agreement, the "same Borrowing" or "one Borrowing" shall refer to any extension of credit of the same Type and, in the case of LIBO Rate Loans and Bankers' Acceptances, accepted, continued or converted, as applicable, by all the Lenders on the same Business Day and pursuant to the same Borrowing Notice, Conversion Notice or Rollover Notice, as the case may be.

     "Borrowing Base Allocation Certificate" means a certificate duly executed
      -------------------------------------
by an Authorized Officer of the Borrower, appropriately completed and substantially in the form of Exhibit K hereto.
                             ---------

     "Borrowing Base Deficiency" is defined in Section 3.4.
      -------------------------                -----------

     "Borrowing Base Properties" means, as of any date, all of Borrower's
      -------------------------
interest in and to (i) oil, gas and/or mineral leases, royalty and overriding royalty interests, production payments, net profits interests and mineral fee interests, (ii) unitization, communitization and pooling arrangements (and all properties covered and units created thereby), whether arising by contract or operation of law, which include all or any part of the foregoing, (iii) lands subject to any of the foregoing, (iv) equipment, fixtures, rights-of-way, easements, goods, chattels, accounts, accounts receivable, contract rights, chattel paper, general intangibles, and other items of personal property related to, located on or used in connection with the foregoing; and (v) processing facilities, pipelines, salt water disposal wells and facilities, transportation rights and facilities, and other equipment, machinery, rights or facilities related to or used in connection with the marketing, transporting, producing, processing or gathering of oil, gas or hydrocarbons.

     "Borrowing Notice" means a notice to effect a Borrowing delivered under
      ----------------
Section 2.2 and substantially in the form of Exhibit C with all applicable
- -----------                                  ---------
blanks completed and duly executed and completed by an Authorized Officer of the Borrower.

     "Business Day" means
      ------------

     (a) relative to the making, continuing, prepaying, repaying, conversion or acceptance of a Loan (other than a LIBO Rate Loan), a Bankers' Acceptance, or the determination of the Equivalent Amount of any currency in another currency, or relative to any other matter except those set forth in clause (b) of this
                                                          ----------
definition, any day which is neither a Saturday nor a Sunday nor a legal holiday on which banks are authorized or required to be closed in Calgary, Alberta; and

     (b) relative to the making, continuing, prepaying, repaying or conversion of any LIBO Rate Loans, any day described in clause (a) of this definition which
                                             ----------
is also a day on which dealings in U.S. Dollars are carried on in the London interbank market.

     "Canadian Allocated Borrowing Base" is defined in Section 3.2.
      ---------------------------------                -----------

     "Canadian Dollars" and "Cdn. $" each means lawful money of Canada.
      ----------------       ------

     "Canadian Office" means, relative to any Lender or the Agent, the office of
      ---------------
such Lender or the Agent, as applicable, designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of such Lender or the Agent, as applicable (or any successor or assign of such Lender or any successor of the Agent), within Canada as may be designated from time to time by notice from such Lender or the Agent, as the case may be, to each other Person party hereto.

     "CDOR Rate" means, on any day, the annual rate of interest which is the
      ---------
average of the rates applicable to Canadian Dollar bankers' acceptances having identical issue and comparable maturity dates as the Bankers' Acceptances proposed to be issued by the Borrower displayed and identified as such on the Reuters' Screen CDOR Page at approximately 10:00 a.m. (Toronto, Canada time) on such day, or if such day is not a Business Day then on the immediately preceding Business Day (as adjusted by the Agent after 10:00 a.m. (Toronto, Canada time) to reflect any error in a posted rate of interest or in the posted average annual rate of interest); provided, however, if such rates do not appear on the
                          --------  -------
Reuter's Screen CDOR Page, then the "CDOR Rate" shall be the average of the discount rates applicable to such Canadian Dollar bankers' acceptances in a comparable amount to the BA Reference Banks' Percentages of the Bankers' Acceptances proposed to be issued by the Borrower quoted to the Agent by the BA Reference Banks as of 10:00 a.m. (Toronto, Canada time) on such day, or if such day is not a Business Day, on the immediately preceding Business Day.

     "Collateral Agent" means BankOne, in its capacity as collateral agent for
      ----------------
the Lenders and the Arch Banks.

     "Collateral Documents" is defined in Section 7.1.21.
      --------------------                --------------

     "Commitment" means the commitment of a Lender to make Revolving Loans to,
      ----------
and/or purchase Bankers' Acceptances from, the Borrower pursuant to Section 2.1.
                                                                    -----------

     "Commitment Termination Date" means the earliest of (a) May 1, 1997; (b)
      ---------------------------
the date on which the Facility Amount is terminated in full; and (c) the date on which any Commitment Termination Event occurs. Upon the occurrence of any event described in clause (b) or (c), the Commitments shall terminate automatically
             ----------    ---
and without any further action.

     "Commitment Termination Event" means
      ----------------------------

     (a)  the occurrence of any Default described in Section 8.1.5, 8.1.6 or
                                                     --------------------
8.1.11; or
- ------

     (b) the occurrence and continuance of any other Event of Default and either

          (i) the declaration of all or any part of the Obligations of the Borrower to be due and payable pursuant to Section 8.3, or
                                                -----------

          (ii) in the absence of such declaration, the giving of notice by the Agent to the Borrower that the Commitments have been terminated.

     "Consequential Loss" is defined in Section 4.6.
      ------------------                -----------

     "Consolidated Borrowing Base" has the meaning assigned to such term in the
      ---------------------------
Arch Agreement.

     "Contract Rate" means a rate of interest based upon the LIBO Rate, the
      -------------
Prime Rate or Alternate Base Rate in effect at any time pursuant to the terms hereof.

     "Conversion" means a conversion of a Borrowing, or portion thereof, to
      ----------
another Type of Borrowing.

     "Conversion Date" means a Business Day on which a Conversion is to be made
      ---------------
pursuant to a Conversion Notice.

     "Conversion Notice" means a notice to effect a Conversion delivered under
      -----------------
Section 2.4.2 and in substantially the form of Exhibit D with all applicable
- -------------                                  ---------
blanks completed and duly executed and completed by an Authorized Officer of the Borrower.

     "Current Ratio" means the ratio of
      -------------

          (a)  consolidated current assets of the Borrower and its Subsidiaries to
- --

          (b) consolidated current liabilities of the Borrower and its Subsidiaries.

     "Debenture" means that certain Fixed and Floating Charge Debenture in the
      ---------
principal amount of Cdn. $35,000,000, and dated as of the date hereof, executed by the Borrower in favor of Bank of Montreal in its capacity as Agent for the Lenders and delivered pursuant to Section 5.1.7, substantially in the form of
                                  -------------
Exhibit G-3 hereto as amended, supplemented, restated or otherwise modified from
- -----------
time to time.

     "Default" means any Event of Default or any condition, occurrence or event
      -------
which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

     "Default Rate" means a rate of interest per annum equal to the lesser of
      ------------
(i) the Maximum Rate from time to time, or (ii) 5% in excess of the Alternate Base Rate, if a Loan or other Obligation is denominated in U.S. Dollars, and 5% in excess of the Prime Rate if such Loan or other Obligation is denominated in Canadian dollars.

     "Determination Date" means each November 1 and May 1 occurring prior to the
      ------------------
Commitment Termination Date.

     "Discount Proceeds" means, in respect of any Bankers' Acceptance required
      -----------------
to be accepted and purchased by a Lender hereunder, an amount (rounded to the nearest whole cent with one-half of one cent being rounded up) in Canadian Dollars determined as of the applicable Borrowing Date, Rollover Date or Conversion Date which is equal to:

                              Face Amount x Price
                              -----------
                                  100

where the "Face Amount" is the face amount of such Bankers' Acceptance and "Price" is equal to:

                                      100
                            -----------------------
                               1 + (Rate x Term)
                                           ----
                                     #Days

where: the "Rate" is the Discount Rate expressed as a decimal on the day of purchase; the "Term" is the term of such Bankers' Acceptance expressed as a number of days; "# Days" is the number of days in the 12 month period commencing on the date of issuance of such Bankers' Acceptance; and the Price as so determined is rounded up or down to the fifth decimal place with .000005 being rounded up.

     "Discount Rate" means, with respect to each Bankers' Acceptance which is
      -------------
required to be accepted and purchased by a Lender hereunder, the percentage discount rate (expressed to three decimal places) determined by the Agent at approximately 10:00 a.m. Toronto time on the applicable Drawdown Date, Conversion Date or Rollover Date, as the case may be, as being the arithmetic average of the discount rates respectively announced by the BA Reference Banks on such date, for Canadian Dollar bankers' acceptances in amounts comparable to the Borrowing having an identical issue date to the Borrowing and a maturity date comparable to the Borrowing. Each determination of the Discount Rate shall be conclusive and binding, absent manifest error.

     "Dollars" and the sign(s) "U.S.$" or "$" mean lawful currency of the United
      -------                   -----      -
States of America.

     "Domestic Borrowing Base" has the meaning assigned to such term in the Arch
      -----------------------
Agreement.

     "Drawdown Date" means a Business Day on which a Borrowing is to be made
      -------------
pursuant to a Borrowing Notice and as defined in Section 2.2.

     "Effective Date" means the date this Agreement becomes effective pursuant
      --------------
to Section 10.8.
   ------------

     "Environmental Laws" means, with respect to any Person,
      ------------------

     (a) any federal, state, provincial, regional, municipal or local statute (including the Environmental Protection and Enhancement Act (Alberta) and the Canadian Environmental Protection Act), or rule or regulation promulgated thereunder;

     (b) any administrative order (including any consent order), judgment, order, decree, or award of any court or written administrative request to which such Person or any Subsidiary of such Person is party or which are applicable to such Person or any Subsidiary of such Person (whether or not by consent); and

     (c) any provision or condition of any ordinance, code, guideline, permit, license or other governmental operating authorization, relating to (i) protection of the environment, persons or the public welfare from actual or potential discharge, spill or emission (whether past or present) of, or regarding the manufacture, processing, production, gathering, transportation, importation, use, treatment, storage or disposal of, any chemical, raw material, pollutant, contaminant or toxic, corrosive, hazardous, or non-hazardous substance or waste, including petroleum; or (ii) occupational or public health or safety in connection with the manufacture, processing, production, gathering, transportation, importation, use, treatment, storage or disposal of, any chemical, raw material, pollutant, contaminant or toxic, corrosive, hazardous, or non-hazardous substance or waste, including petroleum.

     "Equivalent Amount" in one currency (the "first currency") of an amount in
      -----------------
another currency (the "other currency") means the amount of the first currency which is required to purchase such amount of the other currency at the rate determined on the basis of the Spot Rate of Exchange for the other currency against the first currency at the time of determination.

     "Event of Default" is defined in Section 8.1.
      ----------------                -----------

     "Facility Amount" means, on any date, Eleven Million U.S. Dollars
      ---------------
(U.S.$11,000,000) or the Equivalent Amount in Canadian Dollars of such amount on such date.

     "Federal Funds Rate" means, for any date, a fluctuating interest rate per
      ------------------                                                   ---
annum equal to
- -----

     (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

     (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System
      ------------
or any successor thereto.

     "GAAP" is defined in Section 1.4.
      ----                -----------

     "General Security Agreement" means that certain Security Agreement dated
      --------------------------
the date hereof, between the Borrower and Bank of Montreal in its capacity as Agent for the Lenders and delivered pursuant to Section 5.1.7, substantially in
                                                -------------
the form of Exhibit G-2 hereto, as amended, supplemented, restated or otherwise
            -----------
modified from time to time.

     "Guarantor" means each of API and Northern.
      ---------

     "Guaranty" means each of the Guaranty executed and delivered by API
      --------
pursuant to Section 5.1.5, substantially in the form of Exhibit A hereto, and
            -------------                               ---------
the Guaranty executed and delivered by Northern pursuant to Section 5.1.5,
                                                            -------------
substantially in the form of Exhibit B hereto, each as amended, supplemented,
                             ---------
restated or otherwise modified and in effect from time to time.

     "Hazardous Materials" means any pollutant or contaminant or any waste or
      -------------------
substance defined or regulated as such from time to time by any Environmental
Law.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in
      ------    ------    ------    ---------
this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular section, paragraph or provision of this Agreement or such other Loan Document.

     "including" means including without limiting the generality of any
      ---------
description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis
                                                               ------- -------
shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "Indebtedness" means, with respect to any Person as of any date, all
      ------------
liabilities and contingent liabilities which would be reflected on a balance sheet and related notes thereto of such Person prepared as of such date in accordance with GAAP, including without limitation: (i) all obligations for money borrowed; (ii) all obligations under conditional sale or other title retention agreements and all obligations issued or assumed as full or partial payment for property, whether or not any such obligations represent obligations for borrowed money; (iii) all indebtedness secured by any Lien existing on property owned or acquired by such Person subject to any such Lien, whether or not the obligations secured thereby shall have been assumed; (iv) the proportionate share of such Person in all obligations, direct or indirect, to any joint venture, partnership or other entity of which such Person is a member; (v) all obligations under guaranties, note purchase agreements and other documents having similar effect; (vi) all obligations for accounts payable or trade credit; (vii) indebtedness of any joint venture, partnership or other Person for which such Person is directly or indirectly liable; and (viii) all obligations under capital leases, operating leases or any other leases only to the extent such leases would be treated as indebtedness in accordance with GAAP.

     "Instrument of Pledge" means that certain Instrument of Pledge dated as of
      --------------------
the date hereof, executed by the Borrower in favor of Bank of Montreal in its capacity as Agent for the Lenders and delivered pursuant to Section 5.1.7,
                                                            -------------
substantially in the form of Exhibit G-4 hereto, as amended, supplemented,
                             -----------
restated or otherwise modified from time to time.

     "Intercreditor Agreement" means that certain Intercreditor Agreement dated
      -----------------------
as of February 20, 1996 among the Lenders, the Agent, the Collateral Agent, the Arch Banks, BankOne, as Agent under the Arch Agreement and Bank of Scotland as Lender under the Onyx Loan Agreement (as defined in the Arch Agreement).

     "Interest Payment Date" means, in the case of any Prime Rate Loan and any
      ---------------------
Base Rate Loan, (a) the last day of each calendar quarter during the term hereof, commencing March 31, 1996, and (b) the Stated Maturity Date, unless sooner matured or terminated pursuant to the terms hereof.

     "Judgment Currency" is defined in Section 4.12.2.
      -----------------                --------------

     "Lender Assignment Agreement" means a Lender Assignment Agreement
      ---------------------------
substantially in the form of Exhibit E hereto.
                             ---------

     "Lenders" is defined in the preamble and includes their respective
      -------                    --------
successors and permitted assigns.

     "LIBO Business Day" means a day on which dealings in Dollars are carried
      -----------------
out in the London interbank market.

     "LIBO Rate" means, with respect to each LIBOR Interest Period, on any day
      ---------
thereof the rate of interest per annum determined by the Agent (in accordance with its customary general practice) to be the per annum rate at which deposits in immediately available funds in U.S. Dollars are quoted by the Agent at approximately 10:00 a.m. Toronto time two (2) Business Days prior to the first day of such LIBOR Interest Period for the offering by the Agent to leading banks in the London interbank market for delivery on the first day of such LIBOR Interest Period, such deposits being for a period of time equal or comparable to such LIBOR Interest Period and in an amount equal to or comparable to the principal amount of the LIBO Rate Loan to which such LIBOR Interest Period relates.

     "LIBO Rate Loan" means any principal balance of Revolving Loans which,
      --------------
pursuant to a Borrowing Notice, Conversion Notice or Rollover Notice and subject to the provisions hereof, bears interest at a rate based upon the LIBO Rate for a LIBOR Interest Period specified in such Borrowing Notice, Conversion Notice or Rollover Notice.

     "LIBOR Interest Period" means, with respect to any LIBO Rate Loan, a period
      ---------------------
commencing: (i) on any date upon which, pursuant to a Borrowing Notice, Conversion Notice or Rollover Notice, the principal amount of such LIBO Rate Loan begins to accrue interest at the LIBO Rate, or (ii) on the last day of the immediately preceding LIBOR Interest Period in the case of a Rollover to a successive LIBOR Interest Period, and (in either (i) or (ii)) ending one (1) month, two (2) months, three (3) months or six (6) months thereafter, as the Borrower shall elect in accordance with the provisions hereof; provided,
                                                               --------
however, that:  (A) any LIBOR Interest Period which would otherwise end on a day
- -------
which is not a LIBO Business Day shall be extended to the next succeeding LIBO Business Day unless such LIBO Business Day falls in another calendar month, in which case such LIBOR Interest Period shall end on the next preceding LIBO Business Day; (B) any LIBOR Interest Period which begins on the last LIBO Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall, subject to clauses (C) below and (A) above, end on the last LIBO Business Day of a calendar month; and (C) any LIBOR Interest Period which would otherwise end after the Stated Maturity Date, shall end on the Stated Maturity Date.

     "LIBOR Office" means, relative to any Lender, the office of such Lender
      ------------
designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Agent, within Canada, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

     "Lien" means any lien, mortgage, security interest, tax lien, pledge or
      ----
encumbrance, charge or conditional sale or title retention arrangement, or any other interest in property securing the repayment or performance of an obligation, whether arising by agreement or under any statute or law, or otherwise.

     "Loan" means, as the context may require, a Revolving Loan of any Type.
      ----

     "Loan Document" means (i) individually, each of this Agreement, the
      -------------
Bankers' Acceptances, the Guaranties, the Pledge Agreement, the Debenture, the Instrument of Pledge, the General Security Agreement, the Security Agreement (Stock), the Intercreditor Agreement, any Collateral Document, any letter agreement concerning fees of the type described in Section 2.14.1, each
                                                   --------------
Borrowing Notice, each Conversion Notice, each Rollover Notice, each officer's certificate, and each financing statement from time to time executed and delivered in connection with this Agreement, and each other agreement, document, certificate or instrument from time to time executed and delivered in connection with this Agreement and (ii) collectively, any two or more of the foregoing.

     "Majority Lenders" means, at any time, Lenders having 100% of the aggregate
      ----------------
amount of the Commitments; provided that, if the Commitments shall have been terminated, "Majority Lenders" shall mean Lenders holding 100% of the then aggregate outstanding principal amount and face amount of the Borrowings.

     "Maximum Rate" means the maximum nonusurious interest rate, if any, that at
      ------------
any time, or from time to time, may be contracted for, taken, reserved, charged, or received on any Revolving Loan under the laws in effect in Alberta including the laws of Canada applicable therein.

     "Net Worth" of any Person means the total consolidated shareholder equity
      ---------
of such Person and its Subsidiaries as shown on its balance sheet, including such Person's exchangeable convertible preferred stock.

     "Obligations" means (i) the obligation of the Borrower for the due and
      -----------
punctual payment to the Lender of the face amount of outstanding Bankers' Acceptances upon their maturity, and the principal of and interest on Revolving Loans when due, whether at maturity, by acceleration, by notice of voluntary prepayment or otherwise, (ii) all other obligations (including in respect of out-of-pocket expenses) and indemnities now or hereafter existing of the Borrower to the Lenders and the Agent under this Agreement, (iii) all out-of-pocket costs and expenses, now or hereafter existing, that may be incurred by the Lender or the Agent in connection with the administration and enforcement of the Loan Documents, (iv) the obligations of each of the Guarantors or other Persons obligated to the Lenders under the Loan Documents, and (v) all obligations of the Borrower under Article IV hereof.
                                  ----------

     "Offer" is defined in the first recital.
      -----                    -------------

     "Offering Document" is defined in the first recital.
      -----------------                    -------------

     "One Month BA Rate" means, on any day, the annual rate of interest which is
      -----------------
a rate determined as being the arithmetic average of the "BA 1 month" rate applicable to Canadian Dollar bankers' acceptances for Schedule I banks under the Bank Act (Canada) displayed and identified as such on the Reuters' Screen CDOR Page as at approximately 10:00 a.m. (Toronto, Canada time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Agent after 10:00 a.m. (Toronto, Canada time) to reflect any error in a posted rate of interest or in the posted average annual rate of interest); provided, however, if such a rate does not appear on the Reuter's
           --------  -------
Screen CDOR Page as contemplated, the "One Month BA Rate" on any day shall be the average of the thirty (30) day discount rate of the Reference Banks notified to the Agent (determined as of 10:00 a.m. Toronto, Canada time on such day) which would be applicable in respect of an issuance of bankers' acceptances with a term to maturity of one month in an aggregate amount of Cdn. $500,000 issued on such day, or if such day is not a Business Day, then on the immediately preceding Business Day.

     "Other Currency" is defined in Section 4.12.1.
      --------------                --------------

     "Outstandings" means, at any date, the aggregate of:  (i) the Equivalent
      ------------
Amount in U.S. Dollars of the principal amount of, and interest which is overdue and unpaid in respect of, any outstanding Prime Rate Loan; (ii) the Equivalent Amount in U.S. Dollars of the face amounts of outstanding Bankers' Acceptances; and (iii) the principal amount of, and interest which is overdue and unpaid in respect of, outstanding LIBO Rate Loans and Base Rate Loans.

     "Participant" is defined in Section 10.11.2.
      -----------                ---------------

     "Percentage" means, relative to any Lender, the percentage set forth
      ----------
opposite its signature hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.
                      -------------

     "Permitted Liens" means, as of any date:  (i) liens granted in favor of the
      ---------------
Agent for the benefit of the Lenders to secure any Obligations granted under any of the Loan Documents; (ii) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation), unemployment insurance, pensions or social security programs; (iii) contractual liens for the benefit of operators; (iv) liens imposed by provisions of law such as for materialmen's, builders', carriers', warehousemen's and other like liens arising in the ordinary course of business, to the extent such liens are subordinate to all liens and security interests of the Lenders and related to obligations not due or delinquent at that time; (v) liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate reserves have been provided; (vi) good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties or other similar charges; (vii) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such do not impair the use of real property for the uses intended, and none of which is violated in any material respect by existing or proposed structures or land use; (viii) the terms and provisions of the leases, assignments, unit agreements and other agreements listed, identified or referred to in the Collateral Documents; (ix) the terms and provisions of the assignments and other title transfer documents under which Borrower acquired the Borrowing Base Properties including any right retained by a predecessor in title of Borrower to purchase hydrocarbons produced therefrom; and (x) any other liens or encumbrances to which the Lenders agree in writing that their Lien shall be subject.

     "Person" means any natural person, corporation, joint venture, partnership,
      ------
firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Pledge Agreement" means the Pledge Agreement executed and delivered
      ----------------
pursuant to Section 5.1.6, substantially in the form of Exhibit F hereto, as
            -------------                               ---------
amended, supplemented, restated or otherwise modified from time to time.

     "Present Value" means a calculation by an independent engineering firm
      -------------
specified in or otherwise satisfying the requirements of this Agreement of the net present value of the net cash flow of petroleum and natural gas reserves of the Borrower calculated on a basis satisfying the requirements of National Policy No. 2-B Guide for Engineers and Geologists Submitting Oil and Gas Reports to Canadian Securities Administrators in relation to the petroleum and natural gas reserves of the Borrower and based on the following:
(a) a description of net revenue interests and working interests attributable to such reserves; (b) escalation or de-escalation of commodity prices and capital, operating and other costs (including abandonment and reclamation costs) over the economic life of the relevant reserves; (c) specified assumptions as to foreign exchange rates; (d) calculated on a pre-income tax basis; (e) calculated including applicable Alberta Royalty Tax Credits; (f) descriptions and assumptions as to royalties, burdens of all kinds, taxes (including those based on volume or value of production or reserves), rates of production, recoverability and deliverability of reserves and demand for production; and (g) descriptions of the reserves and of such assumptions and other factors as were used in making the above determinations.

     "Prime Rate" means, on any day, the greater of (i) a fluctuating rate per
      ----------
annum equal to the floating rate of interest per annum then most recently announced by the Agent as the reference rate it will use to determine rates of interest on Canadian Dollar commercial loans made by it to borrowers in Canada and referred to by it as its "prime rate" and (ii) the aggregate of (a) the One Month BA Rate, plus (b) one hundred ten basis points (1.10%). Changes in the
               ----
rate of interest on that portion of any Loans maintained as Prime Rate Loans (and in the rate of interest of any other Obligations from time to time bearing interest at a rate determined by reference to the Prime Rate) will take effect simultaneously with each change in the Prime Rate.

     "Prime Rate Loan" means a Loan denominated in Canadian Dollars to which the
      ---------------
Prime Rate applies.

     "Probable Additional Reserves" means those reserves which analysis of
      ----------------------------
drilling, geological, geophysical and engineering data does not demonstrate to be proved under current technology and existing economic conditions, but where such analysis suggests the likelihood of their existence and future recovery. Probable additional reserves to be obtained by the application of enhanced recovery processes will be the increased recovery over and above that estimated in the proved category which can be realistically estimated for the pool on the basis of enhanced recovery processes which can be reasonably expected to be instituted in the future.

     "Proved Producing Reserves" means those Proved Reserves that are actually
      -------------------------
on production or, if not producing, that could be recovered from existing wells or facilities and where the reasons for the current non-producing status is the choice of the owner rather than the lack of markets or some other reasons. An illustration of such a situation is where a well or zone is capable but is shut-in because its deliverability is not required to meet contract commitments.

     "Proved Non-Producing Reserves" means those Proved Reserves that are not
      -----------------------------
currently producing either due to lack of facilities and/or markets.

     "Proved Reserves" means those reserves estimated as recoverable under
      ---------------
current technology and existing economic conditions, from that portion of a reservoir which can be reasonably evaluated as economically productive on the basis of analysis of drilling, geological, geophysical and engineering data, including the reserves to be obtained by enhanced recovery processes demonstrated to be economic and technically successful in the subject reservoir.

     "Regulatory Change" means, with respect to any Lender, any change after the
      -----------------
Effective Date in any Canadian or foreign federal, state or provincial law, regulations (including regulations relating to reserve requirements), rule, treaty, decree or regulatory requirement or the adoption or making after such date of any interpretations, directives, requests, guidelines or orders applying to a class of lenders including such Lender of or under any Canadian or foreign federal, state or provincial law, regulations, rules, treaties, decrees or regulatory requirements (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Reserve Requirement" means, for any LIBOR Interest Period for any LIBO
      -------------------
Rate Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such LIBOR Interest Period under applicable federal, state or provincial law, regulation, directive, order, guideline or other regulatory requirement imposed by Bank of Canada, the Office of the Superintendent of Financial Institutions, the F.R.S. Board or any other governmental or monetary authority having or asserting jurisdiction. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBO Rate is to be determined as provided in the definition of "LIBO Rate" in this Section 1.1 or (ii) any
                                                  -----------
category of extensions of credit or other assets which includes any LIBO Rate Loan.

     "Revolving Loans" has the meaning set forth in Section 2.1.1.
      ---------------                               -------------

     "Rollover" means, in respect of (i) maturing Bankers' Acceptances, the
      --------
purchase by the Lenders of further Bankers' Acceptances the proceeds of which are to be applied to the repayment of the maturing Bankers' Acceptances, or (ii) the end of a LIBOR Interest Period applicable to all or a portion of a LIBO Rate Loan, selection by the Borrower of a further LIBOR Interest Period to be applicable thereto, as applicable.

     "Rollover Date" means the date that a Rollover is to be made pursuant to a
      -------------
Rollover Notice.

     "Rollover Notice" means a notice to effect a Rollover delivered under
      ---------------
Section 2.4.3 and in substantially the form of Exhibit N with all applicable
- -------------                                  ---------
blanks completed and duly executed and completed by an Authorized Officer of the Borrower.

     "Schedule II Lender" means any Lender which is a bank chartered under and
      ------------------
referred to in Schedule II of the Bank Act (Canada).

     "Schedule II Reference Lenders" means (i) at any time when there are three
      -----------------------------
or more Schedule II Lenders, two Schedule II Lenders, one to be selected from time to time by the Agent with the consent of the Borrower (which consent will not be unreasonably withheld or delayed) and the other to be selected from time to time by the Borrower with the consent of the Agent (which consent will not be unreasonably withheld or delayed); and (ii) at any other time, such Schedule II Lenders, if any, or such other financial institutions as the Agent and the Borrower shall agree.

     "Security Agreement (Stock)" means the Security Agreement executed and
      --------------------------
delivered pursuant to Section 5.1.7, substantially in the form of Exhibit G-1
                      -------------                               -----------
hereto, as amended, supplemented, restated or otherwise modified from time to time.

     "Shares" is defined in the first recital.
      ------                    -------------

     "Spot Rate of Exchange" means, on any date, the rate of exchange between
      ---------------------
two currencies which is quoted on the Reuters' Screen page BOFC at or about noon Toronto time on that day.

     "Stated Maturity Date" means May 1, 1997.
      --------------------

     "Subsidiary" means, with respect to any Person, (a) any corporation of
      ----------
which 50% or more of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more Subsidiaries of such Person, or by one or more other Subsidiaries of such Person, (b) any partnership of which such Person, or one or more other Subsidiaries of such Person is a general partner, and (c) any limited liability company in which such Person, such Person and one or more other Subsidiaries of such Person, or one or more other Subsidiaries of such Person is a member or manager and with an aggregate interest of 50% or more.

     "Taxes" is defined in Section 4.7.
      -----                -----------

     "Trax Borrowing Base" is defined in Section 3.1.
      -------------------                -----------

     "Type" means, relative to any Borrowing, the portion thereof, if any, being
      ----
maintained as a Base Rate Loan, a BA Equivalent Loan, a Bankers' Acceptance, a Prime Rate Loan or a LIBO Rate Loan.

     "United States" or "U.S." means the United States of America, its fifty
      -------------      ----
States and the District of Columbia.

     "U.S. Allocated Borrowing Base" has the meaning assigned to such term in
      -----------------------------
the Arch Agreement.

     SECTION 1.2    Use of Defined Terms.  Unless otherwise defined or the
                    --------------------
context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Borrowing Notice, Conversion Notice, Rollover Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3    Cross-References.  Unless otherwise specified, references in
                    ----------------
this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4    Accounting and Financial Determinations.  Unless otherwise
                    ---------------------------------------
specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles as applied to U.S. financial statements ("GAAP") applied in the preparation of the financial statements
             ----
referred to in Section 5.1.12.
               --------------


     SECTION 1.5    Currency References.  Unless otherwise specified herein, all
                    -------------------
dollar amounts expressed herein shall refer to U.S. Dollars. Except as otherwise herein specified, for purposes of calculating compliance with the terms of this Agreement and the other Loan Documents (including for purposes of calculating compliance with the covenants), any other obligation or calculation shall be converted to its Equivalent Amount in U.S. Dollars.


                                  ARTICLE II

                           REVOLVING CREDIT FACILITY

     SECTION 2.1    Commitments.
                    -----------

     SECTION 2.1.1  Revolving Credit Commitment.  Subject to and in reliance
                    ---------------------------
upon the terms, conditions, representations and warranties contained in this Agreement, each Lender severally agrees to make revolving credit loans to the Borrower in one or more advances ("Revolving Loans") of LIBO Rate Loans, Prime
                                   ---------------
Rate Loans, Base Rate Loans and/or purchase Bankers' Acceptances and deliver the Discount Proceeds in respect thereof (less the applicable fee payable in respect thereof pursuant to Section 2.3.12) in a principal amount equal to such Lender's
                    --------------
Percentage of the aggregate amount of the Borrowings requested by the Borrower on any date.

The Commitment of each Lender described in this Section 2.1.1 is herein referred to as its "Commitment".

     SECTION 2.1.2  Lenders Not Permitted or Required to Make Borrowings
                    ----------------------------------------------------
Available.  No Lender shall be permitted or required to make any Loan or accept
- ---------
any Bankers' Acceptance, or otherwise make any Borrowing under its Commitment available to the Borrower if, after giving effect thereto and to all other Borrowings to be made on such date, and to all reductions of the Commitments, the Outstandings of all Lenders would exceed the lesser of (v) the Facility Amount and (x) the Canadian Allocated Borrowing Base then in effect, or the aggregate amount of such Lender's Borrowings would exceed the lesser of (y) such Lender's Percentage of the Facility Amount and (z) such Lender's Percentage of the Canadian Allocated Borrowing Base then in effect. If the amount of a Lender's Outstandings exceeds its Commitment, the amount of such excess shall immediately be repaid except to the extent that any excess arises solely as a result of fluctuations in the rate of exchange for conversion of Canadian Dollars against U.S. Dollars, in which case the Borrower shall only be required to repay the amount of any such excess on each Borrowing Date, Conversion Date, Rollover Date and the last Business Day of each fiscal quarter of Borrower, provided, that if the amount required to be
                                 --------  ----
repaid on any day exceeds the amount of the Revolving Loans, then the Borrower shall make a deposit of an amount of the excess in an account under Section
                                                                    -------
2.9.2. No Lender shall have any obligation to make or effect any Borrowing (i)
- ------
on a non-Business Day, or (ii) after the Commitment Termination Date; provided,
                                                                      --------
however, that Borrower's Obligations and Lender's rights under the Loan
- -------
Documents shall continue in full force and effect until the Obligations are indefeasibly paid and performed in full. Prior to the Commitment Termination Date, Borrower may request the Lender to purchase Bankers' Acceptances, borrow, repay and reborrow Revolving Loans in whole or part, and effect Conversions and Rollovers all in accordance with terms and conditions of this Agreement.

     SECTION 2.1.3  Several Obligations.  No Lender shall be responsible for the
                    -------------------
failure of any other Lender to make a Loan to be made by such other Lender or to accept any Bankers' Acceptance to be accepted by any other Lender.

     SECTION 2.1.4  Funding Borrowings Under Commitments.
                    ------------------------------------

     (a) On or before 11:00 a.m. Toronto time on each Drawdown Date on which a Loan is requested to be made to a Borrower, each Lender shall deposit with the Agent immediately available funds in an amount equal to such Lender's Percentage of the requested Loans and in the currency specified in the relevant Borrowing Notice. Such deposit will be made to accounts in Canada which the Agent shall specify from time to time by notice to the Lenders. To the extent funds on account of Loans made to or for the account of the Borrower are received by the Agent from the Lenders pursuant to this Section 2.1.4, the Agent shall make
                                        -------------
funds available to the Borrower by depositing such funds to the accounts at the Agent's Branch of Account. No Lender's obligation to make any Loan or otherwise fund any Borrowing shall be affected by any other Lender's failure to make any other Loan or otherwise fund any Borrowing.

     (b) In the event of any failure by a Lender to make a Loan required hereunder, the other Lenders may (but shall not be required to) purchase (on a pro rata basis, according to their respective Percentages) such Lender's Loan. Upon the failure of a Lender to make a Loan required to be made by it hereunder, the Agent may (but shall not be required to) obtain one or more banks, acceptable to Borrower, to replace such Lender, but neither the

Agent nor any other Lender shall have any liability or obligation whatsoever as a result of the failure to purchase a Loan or to obtain a replacement for such Lender.

     SECTION 2.2    Borrowing Procedure; Disbursement.
                    ---------------------------------

     (a) Subject to the provisions hereof, each Borrowing shall be made on Borrower's delivery of a Borrowing Notice to the Agent requesting an advance of a Revolving Loan or purchase by the Lender of Bankers' Acceptances on a certain date (the "Drawdown Date"). Each Borrowing Notice shall be irrevocable and
           -------------
binding and must be received by the Agent no later than: (i) 10:00 a.m. (Toronto time), on the Drawdown Date in the case of Prime Rate Loan or Base Rate Loan; (ii) 10:00 a.m. (Toronto time) one (1) Business Day prior to the Borrowing Date in the case of a Borrowing by way of Bankers' Acceptances; and (ii) 1:00 p.m. (Toronto time) three (3) Business Days prior to the Drawdown Date in the case of a requested Borrowing by way of a LIBO Rate Loan.

     (b) Prior to submitting a Borrowing Notice, the Borrower may (without specifying whether the anticipated Borrowing shall be a Base Rate Loan, LIBO Rate Loan, Prime Rate Loan or Bankers' Acceptance) request that the Agent provide the Borrower with the most recent Alternate Base Rate, Prime Rate and Discount Rate available to the Agent. The Agent shall endeavor to provide such quoted rates to the Borrower on the date of such request. The Borrower acknowledges and agrees that such quoted rates are subject to change from the time provided by the Agent to the time specified for determining the Alternate Base Rate, Prime Rate and Discount Rate in accordance with this Agreement.

     SECTION 2.3    Conditions Applicable to Bankers' Acceptances.
                    ---------------------------------------------

     SECTION 2.3.1  Purchase of Bankers' Acceptances by a Lender.  Subject to
                    --------------------------------------------
the provisions hereof, each Lender hereby agrees to purchase (at the applicable Discount Rate) its Lender's Percentage of Bankers' Acceptances as requested by the Borrower pursuant to a Borrowing Notice, Conversion Notice or Rollover Notice delivered under Section 2.2, 2.4.2 or 2.4.3. Any Lender may at any time
                       -----------  -----    -----
and from time to time hold, sell, rediscount or otherwise dispose of any or all such Acceptances purchased by it.

     SECTION 2.3.2  Payment to Borrower.  On the Borrowing Date, Rollover Date
                    -------------------
or Conversion Date relating to any issue of Bankers' Acceptances, each Lender shall deposit with the Agent in immediately available funds at the Agent's Branch of Account in an amount equal to the Discount Proceeds of such Bankers' Acceptances (less any fees payable to the Lender in respect thereof pursuant to

Section 2.3.12).  Such deposit will be made to accounts in Canada which the
- --------------
Agent shall specify from time to time by notice to the Lenders. To the extent funds on account of Discount Proceeds are received by the Agent from the Lenders pursuant to this Section 2.3.2, the Agent shall make funds available to the
                 -------------
Borrower by depositing such funds to the accounts at the Agent's Branch of Account or, if applicable, the Agent may apply such amount to the Borrower's obligations in respect of any Borrowing which is being converted under Section
                                                                       -------
2.4.2 or rolled over under Section 2.4.3.
- -----                      -------------

     SECTION 2.3.3  Waiver of Presentment and Other Conditions.  The Borrower
                    ------------------------------------------
waives presentment for payment and, except to the extent of the gross negligence or wilful misconduct of the Lenders referred to in Section 2.3.5, any other
                                                    -------------
defense to payment of any amounts due to the Lender in respect of a Bankers' Acceptance purchased by it pursuant to this Agreement and the Borrower agrees not to claim any days of grace if a Lender as holder demands payment of the Bankers' Acceptance on the maturity date thereof. On the specified maturity date of a Bankers' Acceptance, the Borrower shall pay each Lender holding any Bankers' Acceptance (as original purchaser, on any repurchase or purchase in the market or as a result of having honored its obligations as the drawee therefor to pay the payee thereof), the full face amount of such Bankers' Acceptance, which payment, subject to the provisions hereof, may be from the proceeds of a Conversion or Rollover.

     SECTION 2.3.4  Terms of Each Bankers' Acceptance.  Each Bankers' Acceptance
                    ---------------------------------
shall:

     (a) have a maturity date which shall be on a Business Day prior to or on the Stated Maturity Date;

     (b)  unless the Lender agrees otherwise, have a term of not less than ten
          (10) and not more than one hundred eighty (180) days;

     (c)  be in the form set forth in Exhibit M; and
                                      ---------

     (d) be denominated in the minimum amount of Cdn. $500,000 and whole multiples of Cdn. $100,000.

     SECTION 2.3.5  Delivery of Blank Bankers' Acceptances.  As a condition
                    --------------------------------------
precedent to any Lender's obligation to accept Bankers' Acceptances hereunder, the Borrower shall have delivered to the Lender through the Agent at the Agent's Branch of Account sufficient Acceptances endorsed and executed by the Borrower in blank in sufficient time for such Lender to forward to and hold same at its Toronto offices (or any other office in Canada as specified from time to time by such Lender) for issuance in accordance with a request from the Borrower. No Lender shall be responsible or liable for any failure to make credit available by way of Bankers' Acceptances if such failure is due to the failure of the Borrower to return duly pre-signed and pre-endorsed bankers' acceptance forms to the Lender on a timely basis. No Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such Acceptance endorsed and executed in blank except any loss arising by reason of the gross negligence or wilful misconduct of such Lender or its officers, employees, agents or representatives or any loss arising by reason of such Lender or its officers, employees, agents or representatives failing to use the same standard of care in the custody of such Acceptances endorsed and executed in blank as such Lender uses in the custody of its own property of a similar nature. In addition to, and not by way of limitation of all other indemnities contained in this Agreement and/or in any other Loan Document, the Borrower agrees to indemnify and hold each Lender and the Agent harmless from any loss or expense with respect to any Bankers' Acceptance dealt with by such Lender or Agent, as the case may be, in accordance with this Agreement, arising from any act by or failure to act on the part of the Borrower.

Each Lender shall maintain a record with respect to such Acceptances endorsed and executed in blank that are received from the Borrower and with respect to such Acceptances that are:

     (a)  voided by the Lender for any reason;

     (b)  accepted by the Lender hereunder; or

     (c)  cancelled by the Lender at the maturity thereof.

Each Lender agrees to provide such record to the Agent upon request therefor by the Agent as well as concurrently with any request by such Lender to the Agent for such additional acceptances endorsed in blank which are required from the Borrower. The Agent shall provide a report of such records received by the Agent to the Borrower upon request from the Borrower.

     SECTION 2.3.6  Failure to Give Notice of Repayment (Automatic Rollover or
                    ----------------------------------------------------------
Conversion).  If the Borrower fails to give timely notice to the Agent at the
- -----------
Agent's Branch of Account of a Rollover Notice, Conversion Notice or other notice of the method of repayment of the full face amounts of maturing Bankers' Acceptances ("Maturing Bankers' Acceptances") in accordance with the provisions hereof, prior to the date of maturity of such Maturing Bankers' Acceptances in accordance with the period of notice required for the original issuance of such Maturing Bankers' Acceptances as set forth in
Section 2.2, then the full face amounts of such Maturing Bankers' Acceptances
- -----------
(or so much thereof for which the Borrower has not made provision) shall be converted to Prime Rate Loans on their maturity.

     SECTION 2.3.7  Execution of Bankers' Acceptances.  Acceptances of the
                    ---------------------------------
Borrower which are endorsed or executed in blank and are to be purchased as Bankers' Acceptances hereunder shall be signed by a duly authorized signatory or duly authorized signatories of the Borrower, and may, at the option of the Borrower, be signed by way of affixing a reproduction of the signature or signatures of such duly authorized signatory or signatories. Notwithstanding that any person whose signature appears on any Bankers' Acceptance as a signatory may no longer be an authorized signatory of the Borrower at the date of issuance of a Bankers' Acceptance, and notwithstanding that the signature affixed may be a reproduction only, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and as if such signature had been manually applied, and any such Bankers' Acceptance so signed shall be binding on the Borrower.

     SECTION 2.3.8  Advice to the Lenders.  The Agent, promptly following
                    ---------------------
receipt of a notice of Borrowing by way of Bankers' Acceptance in the form of

Exhibit C, a notice of conversion of a Borrowing to a Bankers' Acceptance in the
- ---------
form of Exhibit D, or a notice of Rollover in the form of Exhibit N shall so
        ---------                                         ---------
advise the Lenders and shall advise each Lender of the face amount of each Bankers' Acceptance to be purchased by it and the term thereof, which term shall be identical for all Lenders. By no later than 10:30 a.m. (Toronto time) on each Drawdown Date, Conversion Date or Rollover Date on which the Lenders are required to purchase Bankers' Acceptances hereunder, the Agent shall determine the applicable CDOR Rate in respect of such Bankers' Acceptances.

     SECTION 2.3.9  Agent's Confirmation of Bankers' Acceptance Issuance.  On or
                    ----------------------------------------------------
prior to 11:30 a.m. (Toronto time) on the Drawdown Date, Rollover Date or Conversion Date relating to Bankers' Acceptances to be purchased by the Lenders on such date, the Agent shall provide telephone advice to the Borrower and each Lender confirming the particulars with respect to such Bankers' Acceptances.

     SECTION 2.3.10 Completion of Bankers' Acceptance.  Each Lender is
                    ---------------------------------
authorized to complete blank Acceptances executed by the Borrower held by it in accordance with the particulars determined under Section 2.3.9.
                                                 -------------

     SECTION 2.3.11 Prepayment of Bankers' Acceptances.  A Bankers' Acceptance
                    ----------------------------------
may only be repaid on its maturity date.

     SECTION 2.3.12 Bankers' Acceptance Fees.  The Borrower shall pay to the
                    ------------------------
Lender fees in Canadian Dollars forthwith upon the purchase by the Lender of each Bankers' Acceptance hereunder at a rate per annum equal to the product of
(i) the Applicable Margin with respect to Bankers' Acceptances in effect at the time of purchase of such Bankers' Acceptance, (ii) the face amount of such Bankers' Acceptance and (iii) the number of days in the term of such Bankers' Acceptance, divided by the actual number of days in the twelve (12) month period commencing on the date of purchase; provided that for the purpose of this
Section 2.3.12 the Applicable Margin for any Bankers' Acceptance shall not
- --------------
exceed an amount such that the sum of such margin plus the Discount Rate with respect to such Bankers' Acceptance for the term thereof exceeds the sum of (x) the CDOR Rate with respect to such Bankers' Acceptance, (y) the Applicable Margin with respect to such Bankers' Acceptance and (z) ten basis points (0.10%).

Fees payable to the Lender pursuant to this Section 2.3.12 shall be paid in the
                                            --------------
manner specified in Section 2.4.
                    -----------

     SECTION 2.3.13 Borrower's Absolute Obligation to Repay Bankers'
                    ------------------------------------------------
Acceptances. The obligations of the Borrower with respect to Bankers'
- -----------
Acceptances under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement in all circumstances, including, without limitation, any lack of validity or enforceability of any Acceptance accepted by a Lender as a Bankers' Acceptance, or the existence of any claim, set-off, defense or other right which the Borrower may have at any time against the holder of a Bankers' Acceptance, the Agent or any other Lender or Person, whether in connection with this Agreement or otherwise.

     2.4  Certain Procedural Matters
          --------------------------

     SECTION 2.4.1  Revolving Loans and Bankers' Acceptance.  Utilizations of
                    ---------------------------------------
credit hereunder, whether arising upon a Borrowing, Conversion (including any portion of the Borrowing which is not converted) or Rollover shall be in the following minimum amounts:

     (a) in the case of Bankers' Acceptances having common issue and maturity dates, a minimum aggregate amount of Cdn. $500,000 and in an integral multiple of Cdn. $100,000; and

     (b) in the case Revolving Loans, a minimum aggregate principal amount of Cdn. or U.S. $500,000 and in an integral multiple of Cdn. or U.S. $100,000, as the case may be.

     SECTION 2.4.2  Conversions.  Subject to the provisions hereof, and in
                    -----------
particular Section 2.4.1, the Borrower may effect a Conversion of all or part of
           -------------
a Borrowing upon giving a Conversion Notice to the Agent in accordance with the period of notice and other requirements set out in Section 2.2 applicable to a
                                                   -----------
Borrowing of the Type to which the Conversion is to be made; provided, however, that a Bankers' Acceptance may only be converted on its maturity date and a LIBO Rate Loan may only be converted at the end of a LIBOR Interest Period or upon the Borrower paying to each Lender Consequential Loss under Section 4.6.
                                                            -----------
Accordingly, on each Conversion Date, but subject to the terms hereof, the obligation of the Borrower to repay to a Lender the amount and Type of the Borrowing which is being converted shall be replaced with an obligation to repay the amount and Type of the Borrowing into which such Conversion is being effected. No Conversion of all or part of a Borrowing shall be effected, without the consent of the Agent, at any time when any Default or Event of Default has occurred and is continuing. The Borrower may not (i) convert U.S.$ Borrowings to Cdn$ Borrowings or (ii) convert Cdn$ Borrowings to U.S.$ Borrowings.

     SECTION 2.4.3  Rollovers.  Subject to the provisions hereof, the Borrower
                    ---------
may effect a Rollover of all or, subject to Section 2.4.1, part of a Borrowing
                                            -------------
upon giving a Rollover Notice to the Agent in accordance with the period of notice and other requirements set out in Section 2.2 applicable to a Borrowing
                                         -----------
of the same Type.

     SECTION 2.4.4  Rollovers and Conversions not Prepayment.  Any Conversion or
                    ----------------------------------------
Rollover, and any repayment in connection therewith, shall not constitute a prepayment or repayment for the purposes hereof.

     SECTION 2.4.5  Limitation on Number of Borrowings.  There shall not be more
                    ----------------------------------
than six (6) LIBOR Interest Periods or six (6) Borrowings by way of Bankers' Acceptances outstanding at any one time.

     SECTION 2.4.6  Notice of Expiration of LIBOR Interest Periods.  At least
                    ----------------------------------------------
three (3) Business Days prior to the termination of any LIBOR Interest Period, Borrower shall give the Agent a Rollover Notice or Conversion Notice, or notice of repayment or prepayment with respect thereto. If, with respect to any LIBO Rate Loan or portion thereof, no such notice has been timely received by Lender, Borrower shall be deemed to have selected a Conversion of such LIBO Rate Loan or portion to a Base Rate Loan on the expiration of such LIBOR Interest Period and to have given the Agent a Conversion Notice in respect thereof.

     SECTION 2.5    Intentionally Omitted.

     SECTION 2.6    Interest and Fees.
                    -----------------

     SECTION 2.6.1  Rates and Payment of Interest.  Until the Stated Maturity
                    -----------------------------
Date, (i) the unpaid principal of any Prime Rate Loan shall bear interest at a rate per annum which shall from day to day be equal to the lesser of (A) the sum of the Applicable Margin with respect to Prime Rate Loans in effect from day to day plus the Prime Rate in effect from day to day or (B) the Maximum Rate; (ii)
    ----
the unpaid principal of each LIBO Rate Loan shall bear interest at a rate per annum for each day of each LIBOR Interest Period applicable to such LIBO Rate Loan which shall from day to day be equal to the lesser of (A) the sum of the Applicable Margin for LIBO Rate Loans with respect to such LIBOR Interest Period plus the LIBO Rate for such LIBOR Interest Period or (B) the Maximum Rate; and
(iii) the unpaid principal of any Base Rate Loan shall bear interest at a rate per annum which shall from day to day be equal to the lesser of (A) the sum of the Applicable Margin with respect to Base Rate Loans in effect from day plus
                                                                         ----
the Alternate Base Rate in effect from day to day or (B) the Maximum Rate.

Interest accrued on the principal amount from time to time outstanding of each Revolving Loan shall be payable, without duplication: (i) on the Stated Maturity Date; (ii) on the date and to the extent of any payment or prepayments, in whole or in part, of principal outstanding on such Revolving Loan; (iii) with respect to Base Rate Loans and Prime Rate Loans, on each Interest Payment Date occurring after the Effective Date; (iv) with respect to LIBO Rate Loans, the last day of each applicable LIBOR Interest Period (and with respect to LIBO Rate Loans, if such LIBOR Interest Period shall exceed ninety (90) days, on the last Business Day of each ninety (90) day period during such LIBOR Interest Period);
(v) with respect to any Base Rate Loan converted in whole or in part into a LIBO Rate Loan, or any Prime Rate Loan converted in whole or in part into Bankers' Acceptances, on a day when interest would not otherwise have been payable pursuant to clause (iii), on the date of such conversion; and (vi) on that
            ------------
portion of any Revolving Loan the Stated Maturity Date of which is accelerated pursuant to Section 8.3, immediately upon such acceleration.
            -----------

Interest accrued on Revolving Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION 2.6.2  Acknowledgement.  The Borrower acknowledges that the
                    ---------------
determination of the Applicable Margin is dependent upon the Consolidated Borrowing Base and that the Consolidated Borrowing Base is an amount specified by the Lenders and the Arch Banks. The Borrower agrees to be bound by the Consolidated Borrowing Base and any resulting change in the Applicable Margin hereunder.

     SECTION 2.6.3  Intentionally Omitted.
                    ---------------------

     SECTION 2.6.4  Interest Calculation.  The Agent shall as soon as
                    --------------------
practicable notify Borrower of the effective date and the amount of each change in the Contract Rate. Each determination of an interest rate by Agent pursuant to any provision of this Agreement shall be presumptively conclusive and binding on the Borrower in the absence of manifest error.

     SECTION 2.6.5  Clawback.  Notwithstanding anything to the contrary herein
                    --------
or in any other Loan Document contained, in the event that any rate of interest hereunder should ever exceed the Maximum Rate, thereby causing the interest accruing on any of the indebtedness hereunder to be limited to such Maximum Rate, then any subsequent reduction in such rate of interest shall not reduce the rate of interest charged hereunder below the Maximum Rate until the total amount of interest accrued on such indebtedness, equals the amount of interest which would have accrued on such indebtedness if the rate of interest hereunder had been in effect at all times in the period during which the rate charged thereon was limited to the Maximum Rate.

     SECTION 2.6.6  Default Rate.  At the Majority Lenders' option and to the
                    ------------
extent permitted by applicable Law, all past due Obligations and accrued interest thereon and related fees shall bear interest from maturity (stated or by acceleration) at the Default Rate until paid, regardless of whether such payment is made before or after entry of a judgment.

     SECTION 2.6.7  Interest Act Disclosure.  Where in this Agreement a rate of
                    -----------------------
interest or a fee or other amount is to be calculated on the basis of a year of 360 or 365 days, the yearly rate to which the said rate is equivalent, for the purposes of the Interest Act (Canada) is the said rate multiplied by a fraction, the numerator of which is the number of days in the twelve month period commencing on the first day of the period for which such calculation is made, and the denominator of which is 360 or 365, as applicable.

     SECTION 2.6.8  No Deemed Reinvestment.  The theory of deemed re-investment
                    ----------------------
of interest shall not apply to the calculation or payment of interest or fees or other amounts hereunder, notwithstanding anything contained herein or in any Loan Document or any other instrument. All interest and fees payable hereunder shall accrue from day to day, computed as described herein in accordance with the "nominal rate" method of calculation and not the "effective rate" or any similar method of calculation.

     SECTION 2.7    Principal Payments on Stated Maturity Date.  On the Stated
                    ------------------------------------------
Maturity Date, the Commitments shall reduce to nil and the Borrower shall repay all Borrowings then outstanding, together with all interest, fees and other amounts owing hereunder.

     SECTION 2.8    Extension, Place and Application of Payments.  Subject to
                    --------------------------------------------
the terms of the definition of LIBOR Interest Period, should the principal of, or any interest on, a Revolving Loan become due and payable on any day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable with respect to such extension, provided, however, that if the repayment of the Obligations on the
           --------  -------
Stated Maturity Date, or on an earlier date due to an acceleration pursuant to
Section 8.3 hereof, is on a day other than a Business Day, all outstanding
- -----------
principal and interest shall be due and payable on the immediately preceding Business Day. All payments of principal of, and interest on, the Obligations shall be made by Borrower to the Agent to the appropriate account at the Agent's Branch of Account in immediately available funds.

     SECTION 2.9    Mandatory Payment of Loans.
                    --------------------------

     SECTION 2.9.1  Outstandings Exceed Facility Amount.  If, at any time prior
                    -----------------------------------
to the Commitment Termination Date, the total amount of all Outstandings exceeds the Facility Amount, then, Borrower shall immediately repay, without premium or penalty Borrowings in an amount equal to such excess, along with accrued unpaid interest on the amount so repaid to the date of such repayment together with any Consequential Loss under Section 4.6.
                         -----------

     SECTION 2.9.2  Deposits with Respect to Bankers' Acceptances.  If the
                    ---------------------------------------------
amount of the excess under Section 2.9.1 exceeds the outstanding amount of
                           -------------
Revolving Loans hereunder, or if required by Section 2.1.2, Section 2.9.3 or
                                             ----------------------------
Section 2.9.4, then in any such case the Borrower shall deposit with the Agent,
- -------------
or such other financial institution stipulated by the Agent, in an account from which Borrower has no withdrawal rights (except to apply the same to maturing Bankers' Acceptances) an amount equal to the remaining excess, or outstanding Bankers' Acceptances, as the case may be, and interest on such amount shall be for the account of Borrower and such amount shall be applied to maturing Bankers' Acceptances. The Agent shall have a first and paramount charge and Lien on all such funds in such account for payment of the Obligations.

     SECTION 2.9.3  Acceleration.  The Borrower shall, immediately upon any
                    ------------
acceleration of the Stated Maturity Date of any Borrowings outstanding pursuant to Section 8.3, repay all Borrowings then outstanding, or, in the case of
   -----------
outstanding Bankers' Acceptances, immediately make a payment in accordance with

Section 2.9.2 in the face amount of each Bankers' Acceptance then outstanding,
- -------------
unless pursuant to Section 8.3 only a portion of all Borrowings are so
                   -----------
accelerated.

     SECTION 2.9.4  Borrowing Base Deficiency.  Unless the Borrower cures the
                    -------------------------
Borrowing Base Deficiency by designating a new Canadian Allocated Borrowing Base, the Borrower shall, within thirty (30) days following the Agent's notice of a Borrowing Base Deficiency, (i) first make a mandatory prepayment of the principal amount of all outstanding Revolving Loans and (ii) second make a mandatory payment in the face amount of Bankers' Acceptances in accordance with
Section 2.9.2, for such prepayments and payments to be equal, in the aggregate,
- -------------
to the Borrowing Base Deficiency.

     SECTION 2.10   Voluntary Principal Prepayments.
                    -------------------------------

     (a) Upon giving the Agent at least three (3) but no more than five (5) Business Day's notice, Borrower shall be entitled to prepay the Obligations from time to time and at any time, in whole or in part, without penalty; provided,
                                                                    --------
however, (i) any such prepayment shall be made pro rata among Loans of the same
- -------
Type outstanding and, if applicable, having the same LIBOR Interest Period, and made on the same day and constituting one (1) Borrowing of all Lenders, (ii) all such voluntary partial prepayments of the Loans shall be in an aggregate minimum amount of Cdn. or U.S. $500,000 and an integral multiple of Cdn. or U.S. $100,000, as the case may be, (iii) outstanding Bankers' Acceptances may only be repaid on their respective maturity dates, and (iv) Borrower shall only be entitled to make a prepayment if all accrued interest on the amount prepaid and any and all fees and other sums (including, without limitation, past due interest, if any) payable to the Lenders hereunder shall be paid to the date of such prepayment. Prior to the Commitment Termination Date, the Revolving Loans prepaid may, subject to the conditions of this Agreement, be reborrowed hereunder, and this Agreement shall not be deemed to be terminated or cancelled prior to the expiration or termination of each Lender's Commitment to lend hereunder solely because the Obligations may from time to time be paid in full. After the Commitment Termination Date, Revolving Loans may not be reborrowed and the Lenders shall not be obliged to purchase Bankers' Acceptances hereunder.

     (b) Any prepayment of Revolving Loans made hereunder shall be made together with interest accrued through the date of such prepayment. If any portion of any LIBO Rate Loan should for any reason be repaid prior to the expiry of the applicable LIBOR Interest Period, including as a result of any Conversion, any mandatory prepayment under Section 2.1.2 or Section 2.9, any
                                           -------------    -----------
voluntary prepayment under this Section 2.10, or any Default or Event of
                                ------------
Default, the Borrower shall reimburse each Lender on demand for the Consequential Loss incurred by any Lender as a result of the timing of such payment. A certificate of a Lender as to the amount of any Consequential Loss shall be presumptively conclusive and binding on the Borrower in the absence of manifest error.

     SECTION 2.11   Order of Application.  Each Lender may apply all payments
                    --------------------
and prepayments of the Obligations in such order as such Lender deems appropriate; provided that so long as no Default or Event of Default has
             --------
occurred and is continuing, all payments and prepayments of the Obligations shall be applied first to accrued and unpaid fees, second to accrued and unpaid interest and third to principal.

     SECTION 2.12   Commitment Fee.  The Borrower shall pay to the Agent for the
                    --------------
account of each Lender, for the period (including any portion thereof when any Lender's Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date and
                         ---------
continuing through the Commitment Termination Date, a commitment fee in U.S.$, at the rate of 1/2 of 1 percent (0.5%) per annum, calculated daily (on the basis of a year consisting of 365 days or, if appropriate, 366 days) on such Lender's Percentage of the average daily Available Unfunded Borrowing Base. Such commitment fees shall be payable in arrears on the last day of each calendar quarter, commencing with the first such day following the Effective Date, and on the Commitment Termination Date.

     SECTION 2.13   Evidence of Borrowings.  The Agent is hereby directed and
                    ----------------------
authorized by the Borrower to open and maintain accounts on the books of the Agent to evidence the Borrowings and other amounts owing by the Borrower to the Agent and each Lender under this Agreement. Each Lender shall open and maintain accounts evidencing its Lender's Percentage of the Borrowings and other amounts owing by the Borrower to the Lender under this Agreement. The Agent or Lender, as applicable, shall debit therein the amount of such Borrowings or Lender's Percentage thereof, as applicable, and shall enter therein each payment of principal of and interest on the Borrowings or Lender's Percentage thereof, as applicable, and fees and other amounts payable pursuant to this Agreement and shall record the Bankers' Acceptances purchased by each Lender or, in the case of a Lender, such Lender, and all other amounts becoming due to the Agent and each Lender or, in the case of a Lender, such Lender, under this Agreement and, upon request, shall provide the Borrower a copy of such accounts and records, as applicable. The accounts and records of the Agent in the case of amounts owing to it as such, or the Lender's so kept shall constitute conclusive and binding evidence, absent demonstrable error, of the foregoing matters, the information contained therein and the Outstandings hereunder at any time; provided that the obligation of the Borrower to pay any Outstandings in accordance with the Loan Documents shall not be affected by the failure of the Agent or any Lender to make any such recording or to provide a copy thereof to the Borrower.

     SECTION 2.14   Additional Fees.
                    ---------------

     SECTION 2.14.1 Agent's Fee.  The Borrower agrees to pay to the Agent for
                    -----------
its own account the fees payable on such dates and in such amounts as the Agent and the Borrower shall agree in writing.

     SECTION 2.14.2 Intentionally Omitted.
                    ---------------------

     SECTION 2.14.3 Consolidated Borrowing Base Redetermination Fee.  Pursuant
                    -----------------------------------------------
to Section 3.5, should the Borrower request a discretionary redetermination of
   -----------
the then existing Consolidated Borrowing Base, the Borrower shall pay to the Agent, for the account of each Lender, a fee of such Lender's Percentage of U.S.$5,000 as reasonable compensation to the Lenders for conducting such redetermination of the Consolidated Borrowing Base.

     SECTION 2.14.4 Amendment Fee.  For each amendment to this Agreement that is
                    -------------
requested by the Borrower which amends, modifies or changes a material or significant term or provision of this Agreement (excluding any amendments to this Agreement entered into to reflect the redetermination of the Trax Borrowing Base pursuant to Section 3.5), the Borrower shall pay to the Agent, for the
                 -----------
account of each Lender, an amendment fee equal to such Lender's Percentage of U.S.$5,000.

                                  ARTICLE III

                                BORROWING BASE

     SECTION 3.1    Components for Determination of Trax Borrowing Base.  The
                    ---------------------------------------------------
term "Trax Borrowing Base" shall mean the designated loan value (as calculated
      -------------------
by the Agent in accordance with then-current practices, customary procedures, and standards used by the Agent for its petroleum industry customers) determined by the Agent in its sole discretion and assigned to the Borrowing Base Properties, as redetermined from time to time pursuant to the terms hereof, and shall be based upon pertinent economic variables selected by the Agent in its sole discretion and upon the Agent's consideration and review of the Present Value of the Borrowing Base Properties. In determining the Trax Borrowing Base, the Agent shall utilize (i) the pertinent economic parameters customarily used by the Agent with respect to credits of a similar size and nature, (ii) the information that the Agent has available to it at the time of each determination, including assets, liabilities, cash flow and other financial information regarding the Borrower and the Borrowing Base Properties and the business, properties, prospects, management and ownership of the Borrower, (iii) such combination of Proved Producing Reserves, Proved Non-Producing Reserves, and/or Probable Additional Reserves attributable to the Borrowing Base Properties as it deems proper in its sole discretion and (iv) in considering the Present Value, a discount rate determined by the Agent in its sole discretion. The initial Trax Borrowing Base is U.S. $0.

     SECTION 3.2    Canadian Allocated Borrowing Base.  As of the first Business
                    ---------------------------------
Day of each calendar quarter (commencing April 1, 1996), and upon each redetermination of the Trax Borrowing Base made pursuant to Section 3.5 and upon
                                                            -----------
each redetermination of the Domestic Borrowing Base made pursuant to Section 4.2(b) or Section 4.5 of the Arch Agreement, the Borrower at its sole discretion shall designate, pursuant to a Borrowing Base Allocation Certificate, to Agent that portion of the Consolidated Borrowing Base that will be allocated to this Agreement (that portion of the Consolidated Borrowing Base allocated to this Agreement from time to time is herein called the "Canadian Allocated Borrowing
                                                  ----------------------------
Base"); provided, however, that the Canadian Allocated Borrowing Base (i) shall
- ----    --------  -------
not be less than the Outstandings at such time and (ii) shall not be greater than the lesser of (a) the Facility Amount then in effect and (b) the difference of (x) the Consolidated Borrowing Base then in effect minus (y) the U.S.
                                                      -----
Allocated Borrowing Base. The effective date of each Canadian Allocated Borrowing Base that is not a result of a redetermination of the Trax Borrowing Base according to Section 3.5 or of the Domestic
                  -----------

Borrowing Base according to Section 4.2(b) or Section 4.5 of the Arch Agreement shall be the first Business Day of the calendar quarter that the Agent receives the Borrower's Borrowing Base Allocation Certificate designating the Canadian Allocated Borrowing Base. Borrower may designate the Canadian Allocated Borrowing Base at any time and from time to time during the existence of a Borrowing Base Deficiency (in which case the effective date of such Canadian Allocated Borrowing Base shall be the first Business Day of the calendar month that succeeds the date that the Agent receives Borrower's Borrowing Base Allocation Certificate designating the Canadian Allocated Borrowing Base). The effective date of each Canadian Allocated Borrowing Base that is a result of a redetermination of the Trax Borrowing Base according to Section 3.5 shall be as provided in Section 3.5(c), and the effective date of each Canadian Allocated
            --------------
Borrowing Base that is a result of a redetermination of the Domestic Borrowing Base according to Section 4.2(b) or Section 4.5 of the Arch Agreement shall be the first Business Day of the calendar month that succeeds the date the Borrower provides notice to the Agent its notice of the designated Canadian Allocated Borrowing Base. As of the Effective Date, the Canadian Allocated Borrowing Base shall be $10,000,000.

     SECTION 3.3    Semi-Annual Redetermination of Trax Borrowing Base.  The
                    --------------------------------------------------
Trax Borrowing Base shall be redetermined as of each Determination Date occurring prior to the Commitment Termination Date. As of each Determination Date, the Agent shall determine at its sole discretion the Trax Borrowing Base based upon the information contained in the most recent annual reserve report required to be delivered to the Agent pursuant to Section 7.1.2(i), the
                                                  ----------------
information provided to the Agent pursuant to Section 7.1.2(ii), and/or such
                                              -----------------
economic variables and production information that the Agent has available to it at such time. The Agent shall provide the Borrower with notice of the redetermined Trax Borrowing Base and the resulting Consolidated Borrowing Base that has been agreed to by the Lenders and the Arch Banks within thirty (30) days following the applicable Determination Date. Within ten (10) Business Days after Borrower's receipt of the notice of the redetermined Trax Borrowing Base and Consolidated Borrowing Base, the Borrower shall designate the Canadian Allocated Borrowing Base. The effective date of such Canadian Allocated Borrowing Base shall be the first Business Day of the calendar quarter that succeeds the date that the Borrower provides to the Agent its notice of the Canadian Allocated Borrowing Base.

     SECTION 3.4    Borrowing Base Deficiency.  If, as of any Determination Date
                    -------------------------
or following a mandatory redetermination of the Domestic Borrowing Base pursuant to Section 3.6 hereof, or Section 4.2(b) of the Arch Agreement, the Canadian
   -----------
Allocated Borrowing Base

(as designated by the Borrower) is less than the Outstandings as of such redetermination (the amount by which the Outstandings exceeds the Canadian Allocated Borrowing Base is herein called a "Borrowing Base Deficiency"), then
                                             -------------------------
the Agent shall provide the Borrower with written notice of such Borrowing Base Deficiency, which notice shall set forth the amount of the Borrowing Base Deficiency. Within thirty (30) days following the Borrower's receipt of such notice, the Borrower shall remedy the Borrowing Base Deficiency by either (i) designating a Canadian Allocated Borrowing Base that exceeds the Obligations, or
(ii) paying to the Lenders as a mandatory prepayment under Section 2.9.4 an
                                                           -------------
amount equal to the Borrowing Base Deficiency or (iii) providing a combination of subclauses (i) and (ii) above which in their aggregate equal the Borrowing
   --------------     ----
Base Deficiency. An Event of Default shall exist if the Borrower fails to remedy the Borrowing Base Deficiency within thirty (30) days of its receipt of notice thereof in such manner as provided above.

     SECTION 3.5    Special Provisions for Discretionary Increase to the
                    ----------------------------------------------------
Consolidated Borrowing Base.  (a) In addition to its designating the Canadian
- ---------------------------
Allocated Borrowing Base, not more than once during any consecutive 90-day period (inclusive of any such requests by Arch pursuant to Section 4.5 of the Arch Agreement), the Borrower may request that the Consolidated Borrowing Base be redetermined and increased to an amount agreed to by the Lenders and the Arch Banks after taking into account the redetermined Trax Borrowing Base and the commitments of the Arch Banks under the Arch Agreement then in effect. Borrower shall give the Agent not less than thirty (30) Business Day's prior notice of the effective date of the requested increase to the Consolidated Borrowing Base.

     (b) With each request to increase to the Consolidated Borrowing Base hereunder, the Borrower shall deliver to the Agent a report prepared within one hundred eighty (180) days prior to the date of such request by a firm or firms of independent petroleum engineers acceptable to the Agent evaluating the Present Value of the reserves attributable to the additional properties of the Borrower which the Borrower proposes to include in the Trax Borrowing Base for the purposes of increasing the Consolidated Borrowing Base (the "Additional
                                                                 ----------
Properties") or such other engineering or reserve report reasonably acceptable
- ----------
to the Agent, together with title opinions, title reports and other title information satisfactory to the Agent indicating that the Borrower has good and defensible title to the Additional Properties, subject to Permitted Liens.

     (c) The Agent shall use every reasonable effort to notify Borrower within thirty (30) Business Days after the receipt of such engineering reports and title information relating to such Additional Properties whether the Lenders and the Arch Banks have agreed to increase the Consolidated Borrowing Base, and if so, the amount of the Consolidated Borrowing Base as increased. If the Consolidated Borrowing Base is so increased, the Canadian Allocated Borrowing Base shall be designated by the Borrower to an amount that is not less than the Outstandings and does not exceed the lesser of (a) the Facility Amount then in effect and (b) the difference of (x) the Consolidated Borrowing Base minus (y) the U.S. Allocated Borrowing Base. The effective date
               -----
of such Canadian Allocated Borrowing Base shall be the first Business Day of the calendar month that the Borrower provides to the Agent its notice of the designated Canadian Allocated Borrowing Base. The Lenders are under no obligation to increase the Consolidated Borrowing Base unless the Lenders and the Arch Banks elects to do so, and any increase shall be at the sole and absolute discretion of the Lenders and subject to approval by the Arch Banks. If the Lenders and the Arch Banks agree to increase the Consolidated Borrowing Base, the increase to the Consolidated Borrowing Base shall be effective as of the date upon which the Borrower executes and delivers to the Agent appropriate documents reflecting an appropriate amendment (if any) to this Agreement and appropriate Collateral Documents which will grant to the Agent, for the benefit of the Lenders, a valid, enforceable and first priority Lien (subject to Permitted Liens) against the Additional Properties which comprise ninety percent (90%) of the Present Value attributable to the Additional Properties as security for the Obligations.

     SECTION 3.6    Interim Sales of Borrowing Base Properties.  Once the
                    ------------------------------------------
Consolidated Borrowing Base and the Canadian Allocated Borrowing Base are determined for any period, upon the subsequent sale by Borrower of any Borrowing Base Properties (other than the sale of hydrocarbons in the ordinary course of business), the Consolidated Borrowing Base and the Canadian Allocated Borrowing Base shall be reduced, effective on the first Business Day of the calendar month that succeeds the date of consummation of such sale, by an amount which is equal to seventy-five percent (75%) of the Present Value assigned to such Borrowing Base Property according to the most recent reserve report; provided further,
                                                           -------- -------
that no such reduction shall be required with respect to aggregate net sale proceeds of up to $100,000 during any calendar year prior to the Commitment Termination Date, and provided further, that all such sales shall be subject to
                      -------- -------
the provisions of Section 7.2.2.  In the event that the provisions of this
                  -------------
Section 3.6 cause the Trax Borrowing Base to be reduced by an amount in excess
- -----------
of five percent (5%) of the Present Value of all Borrowing

Base Properties according to the most recent reserve report delivered to the Agent prior to a subsequent redetermination of the Consolidated Borrowing Base according to this Agreement, the Lenders may cause a mandatory redetermination (which redetermination shall be in addition to a redetermination under Section
                                                                       -------
3.3) of the Consolidated Borrowing Base, in which case the Consolidated
- ----
Borrowing Base and the Canadian Allocated Borrowing Base shall be redetermined substantially in the manner provided in Section 3.3.
                                        -----------



                                  ARTICLE IV

                   CERTAIN ADDITIONAL PROVISIONS CONCERNING
               LOANS, BANKERS' ACCEPTANCES AND CURRENCY MATTERS

     SECTION 4.1    Lending Unlawful.  If any Lender shall determine (which
                    ----------------
determination shall, upon notice thereof to the Borrower, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law, regulation, guideline or order makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Borrowing as, or to convert any Borrowing into, a Loan of a certain Type or a Bankers' Acceptance, or in a certain currency, the obligations of all Lenders to make, continue, maintain, convert or Rollover any such Loans or accept any such Bankers' Acceptances shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all Loans of such Type payable to each Lender shall automatically convert into, if such Loan is in U.S. Dollars, Base Rate Loans or, if such Borrowings are in Canadian Dollars, Prime Rate Loans, at the end of the then current LIBOR Interest Periods with respect thereto, or term of the applicable Bankers' Acceptance, or sooner, if required by such law or assertion.

     SECTION 4.2    Deposits Unavailable.  If (a) any Lender shall have
                    --------------------
determined that U.S. Dollar deposits in the relevant amount and for the relevant LIBOR Interest Period are not available to such Lender in its relevant market; or (b) the Agent shall have determined that by reason of circumstances affecting the Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans or U.S. Dollar Loans of a certain Type, then, upon notice from such Lender or the Agent to the Borrower,
              ----
the obligations of all Lenders under Section 2.1 and Section 2.4 to make or
                                     -----------     -----------
continue any Borrowings as, or to convert any Loans into, LIBO Rate Loans or U.S. Dollar Loans of such Type, as the case may be, shall forthwith be suspended until such Lender or the Agent shall notify the

Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 4.3    Increased LIBO Rate Loan Costs, etc.  The Borrower agrees
                    -----------------------------------
to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans. Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five (5) days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 4.4    Additional Costs.
                    ----------------

     (a) If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on such Lender's or such controlling Person's capital as a consequence of its Commitment, its Loans or its Bankers' Acceptances is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

     (b) If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any reasonable interpretation thereof, or compliance of any Lender with such,

          (i) imposes or increases or deems applicable any reserve (including, without limitation, any imposed by the Office of the Superintendent of Financial Institutions), assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (other than reserves and assessments taken into account in determining the interest rate applicable to LIBO Rate Loans), or

          (ii)  imposes any other condition,

the result of which is to increase the cost to any Lender of making, funding or maintaining Loans or reduces any amount receivable by any Lender or its Applicable Lending Office in connection with Loans or other Borrowings, or requires any Lender to make any payment calculated by reference to the amount of Loans or other Borrowings held or interest received, then, within fifteen (15) days following written demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender reasonably determines is attributable to making, funding and maintaining its Loans and other Borrowings and its Commitment. A statement of such Lender as to any such increased expense incurred or reduction in an amount received (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     (c)  Without limiting the effect of the provisions of Section 4.4 hereof,
                                                           -----------
in the event that, by reason of any Regulatory Change, any Lender becomes subject to restrictions on the amount of any category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make additional Borrowings shall be suspended (in which case the provisions of Section 4.5 shall
                                                               -----------
be applicable) until such Regulatory Change ceases to be in effect.

     SECTION 4.5    Prime Rate Loans or Base Rate Loans.  If the obligation of
                    -----------------------------------
any Lender to make Borrowings of any Type shall be suspended pursuant to Section
                                                                         -------
4.2 or 4.4 hereof (Borrowings  of such Type being herein called "Affected
- ---    ---                                                       --------
Borrowings" and such Type being herein called the "Affected Type"), all
- ----------                                         -------------
Borrowings which would otherwise be made by such Lender as Borrowings of the Affected Type which are denominated as U.S. Dollar Borrowings shall be made instead as Base Rate Loans and Borrowings of the Affected Type which are denominated as Canadian Dollar Borrowings shall be made instead as Prime Rate

Loans or, in Canadian Dollars, such Lender's Borrowings shall continue as Base Rate Loans and, (a) if an event referred to in Section 4.2(b) or 4.4(c) hereof
                                               --------------    ------
has occurred and such Lender so requests by notice to the Borrower with a copy to the Agent, or (b) in any such case, if the Borrower so requests by notice to the Agent with a copy to each Lender, all Affected Borrowings of such Lender then outstanding shall be automatically converted into Prime Rate Loans or Base Rate Loans, as the case may be, in a principal amount equal to the principal amount of Affected Borrowings made as Loans in Canadian Dollars or U.S. Dollars, as the case may be, on the date specified by such Lender or by the Borrower in such notice and, to the extent that Affected Borrowings are so made as (or converted into) Prime Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Borrowings shall be applied instead to its Prime Rate Loans.

     SECTION 4.6    Compensation.  The Borrower shall pay to the Agent for
                    ------------
account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense (including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the relevant LIBO Rate Loan) (any and all such loss, cost or expense referred to herein as "Consequential Loss") which such Lender determines
                               ------------------
is attributable to:

     (a) Any payment, prepayment or conversion of a Borrowing made by such Lender for any reason (including, without limitation, acceleration pursuant to
Section 8.3 hereof) on a date other than the last day of the LIBOR Interest
- -----------
Period or the Interest Payment Date for such Borrowing; or

     (b) Any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Article
                                                                        -------
V hereof to be satisfied) to borrow a LIBO Rate Loan from, or issue a Bankers'
- -
Acceptance to be accepted by, such Lender on the date for such Borrowing specified in the relevant Borrowing Notice, Conversion Notice or Rollover Notice.

     SECTION 4.7    Taxes.  All payments by the Borrower of principal of, and
                    -----
interest on, the Borrowings and all other amounts payable hereunder and in connection herewith shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Agent's or any Lender's, as applicable, overall taxable income, capital or receipts (such non-excluded items being called "Taxes"). In the
                                                           -----
event that any
withholding or deduction from any payment to be made by the Borrower hereunder or under any other Loan Document is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

     (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

     (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent or the relevant Lender evidencing such payment to such authority; and

     (c) pay to the Agent for the account of the Agent and the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent and each Lender will equal the full amount the Agent or such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender, with respect to any payment received by it hereunder or in connection herewith, the Agent or the relevant Lender may paysuch Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any taxes on such additional amount) shall equal the amount such Person would have received had not such Taxes been asserted.

If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. For purposes of this Section 4.7, a payment
                                                  -----------
hereunder by the Agent or any Lender to or for the account of any other Person which is the Agent or any Lender shall be deemed a payment by the Borrower.

     SECTION 4.8    Payments, Computations, etc.  Unless otherwise expressly
                    ----------------------------
provided, all payments by the Borrower pursuant to this Agreement or any other Loan Document shall be made by the Borrower to the Agent for the pro rata
                                                                 --- ----
account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 2:00 p.m. Toronto time, on the date due, in immediately available funds, to the Agent's Branch of Account or to such other account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in immediately available funds to each relevant Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 365 days or, if appropriate, 366 days (or, in the case of interest on a LIBO Rate Loan, 360 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by the definition of the term "LIBOR Interest Period" with
                                                  ---------------------
respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION 4.9    Sharing of Payments.  If any Lender shall obtain any payment
                    -------------------
or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Borrowing (other than pursuant to the terms of Sections 4.3, 4.4, 4.6 and 4.7) in excess of its pro rata share of payments then
- ------------  ---  ---     ---                   --- ----
or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Borrowings held by them as shall be necessary to cause such purchasing Lender to sharethe excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the
                           --------  -------
excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so--recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.10) with respect to such participation as fully as if
   ------------
such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 4.10   Setoff.  Each Lender shall, upon the occurrence of any
                    ------
Default described in Section 8.1.5, 8.1.6 or 8.1.11 or any other Event of
                     -------------  -----    ------
Default, have the right to setoff, appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender and to the Agent on behalf of each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with the Agent or such Lender; provided, however, that any such
                                          --------  -------
setoff, appropriation and application shall be subject to the provisions of
Section 4.9.  Each Lender agrees promptly to notify the Borrower and the Agent
- -----------
after any such setoff and application made by such Lender; provided, however,
                                                           --------  -------
that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

     SECTION 4.11   Use of Proceeds.  The proceeds of each Borrowing may be used
                    ---------------
by the Borrower to fund the loan referred to in the third recital, to acquire
                                                    ----- -------
additional Borrowing Base Properties, to fund expenditures to drill or recomplete oil and/or gas wells on Borrower's Borrowing Base Properties and for other general corporate purposes.

     SECTION 4.12   Currency Conversion and Currency Indemnity.
                    ------------------------------------------

     SECTION 4.12.1 Payments in Agreed Currency.  The Borrower shall make
                    ---------------------------
payment relative to each Borrowing in the currency (the "Agreed Currency") in
                                                         ---------------
which the Borrowing was effected. If any payment is received on account of any Borrowing in any currency (the "Other Currency") other than the Agreed Currency
                                --------------
(whether voluntarily or pursuant to an order or judgment or the enforcement thereof or the realization of any security or the liquidation of the Borrower or otherwise howsoever), such payment shall constitute a discharge of the liability of the Borrower hereunder and under the other Loan Documents in respect of such obligation only to the extent of the amount of the Agreed Currency which the relevant Lender or the Agent, as the case may be, is able to purchase with the amount of the Other Currency received by it on the Business Day next following such receipt in accordance with its normal procedures and after deducting any premium and costs of exchange.

     SECTION 4.12.2 Conversion of Agreed Currency into Judgment Currency.  If,
                    ----------------------------------------------------
for the purpose of obtaining or enforcing judgment in any court in any jurisdiction, it becomes necessary to convert into a particular currency (the "Judgment Currency") any amount due in the Agreed Currency then the conversion
- ------------------
shall be made on the
basis of the rate of exchange prevailing on the Business Day next preceding the day on which judgment is given and in any event the Borrower shall be obligated to pay the Agent and the Lenders any deficiency in accordance with Section
                                                                   -------
4.12.1. For the foregoing purposes "rate of exchange" means the rate at which
- ------
the relevant Lender or the Agent, as applicable, in accordance with its normal banking procedures is able on the relevant date to purchase the Agreed Currency with the Judgment Currency after deducting any premium and costs of exchange.

     SECTION 4.12.3 Circumstances Giving Rise to Indemnity.  If (i) any Lender
                    --------------------------------------
or the Agent receives any payment or payments on account of the liability of the Borrower hereunder pursuant to any judgment or order in any Other Currency, and
(ii) the amount of the Agreed Currency which the relevant Lender or the Agent, as applicable, is able to purchase on the Business Day next following such receipt with the proceeds of such payment or payments in accordance with its normal procedures and after deducting any premiums and costs of exchange is less than the amount of the Agreed Currency due in respect of such obligations immediately prior to such judgment or order, then the Borrower on demand shall, and the Borrower hereby agrees to, indemnify and save the Lenders and the Agent harmless from and against any loss, cost or expense arising out of or in connection with such deficiency.

     SECTION 4.12.4 Indemnity Separate Obligation.  The agreement of indemnity
                    -----------------------------
provided for in Section 4.12.3 shall constitute an obligation separate and
                --------------
independent from all other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lenders or the Agent or any of them from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

                                   ARTICLE V

                            CONDITIONS TO BORROWING

     SECTION 5.1    Initial Borrowing.  The obligations of the Lenders and the
                    -----------------
Agent to effectuate the initial Borrowing shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this
Section 5.1.  All documents executed or submitted pursuant to this Article V by
- -----------                                                        ---------
or on behalf of the Borrower or any of its respective Subsidiaries or any Guarantor (including all Acquisition Documents) shall be reasonably satisfactory in form and substance to the Agent and its counsel.

     SECTION 5.1.1  Resolutions, etc.  The Agent shall have received from each
                    -----------------
of the Borrower and the Guarantors a certificate, dated the date of the initial Borrowing (or such other date acceptable to the Agent), of its Secretary or Assistant Secretary as to

     (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document to be executed by it;

     (b)  its charter or articles and by-laws;

     (c) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Loan Document executed by it; and

     (d) such other factual matters as may be reasonably required by the Agent; and

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Borrower or Guarantor, as applicable, cancelling or amending such prior certificate.

     SECTION 5.1.2  Arch Agreement.  The Agent shall have received a true,
                    --------------
correct and complete copy of fully executed Arch Agreement.

     SECTION 5.1.3  Payment of Outstanding Indebtedness, etc.  All Indebtedness
                    -----------------------------------------
identified in Item 7.2.12 ("Indebtedness to be Paid") of the Disclosure
              -----------
Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full (including, to the extent necessary, from proceeds of the initial Borrowing); and all Liens, (other than those in favor of Hong Kong Bank of Canada ("HKBC")) securing
                                                         ----
payment of any such Indebtedness have been released and the Agent shall have received all financing change statements, discharges or other instruments as may be suitable or appropriate in connection therewith and HKBC shall have executed and delivered to the Agent an undertaking in form and substance satisfactory to the Agent whereby HKBC agrees either to release the Liens in its favor on the assets of the Borrower or to assign such Liens to the Agent for the benefit of the Lenders.

     SECTION 5.1.4  Offer Consummated; Copies of the Offering Document and Other
                    ------------------------------------------------------------
Material Agreements and Consents; Control of Trax's Board.  The Borrower shall
- ---------------------------------------------------------
have delivered to the Agent certified copies of the Offering Document and each of the other Acquisition Documents, if any, and of all opinions, certificates, instruments and agreements, if any, required to be delivered thereunder certified by an authorized officer of any of the Guarantors as being true, complete and correct copies of such agreements and as being in full force and effect. Northern shall provide evidence satisfactory to the Agent that it has succeeded in having sufficient of its nominees elected to the Board of Directors of the Borrower such that such nominees, when added to any existing director remaining on the Board of Directors of the Borrower after such election who was a nominee of Northern prior to the commencement of the Offer, constitute a majority of the Board of Directors of the Borrower.

     SECTION 5.1.5  Guaranty.  The Agent shall have received the Guaranties,
                    --------
each dated the Effective Date (or such other date acceptable to the Agent), duly executed by each of API and Northern.

     SECTION 5.1.6  Pledge Agreement.  The Collateral Agent shall have received
                    ----------------
executed counterparts of the Pledge Agreement, dated as of the date hereof, duly executed by API, pledging 65% (calculated on a fully diluted basis) of the issued and outstanding capital stock of Northern, together with the certificates, evidencing all of the issued and outstanding shares of capital stock pledged pursuant to the Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank.

     SECTION 5.1.7  Security Agreements.  The Agent shall have received:
                    -------------------

     (a) executed counterparts of the Security Agreement (Stock), dated as of the date hereof, duly executed by Northern, pledging all of the issued and outstanding capital stock of Trax, together with (i) satisfactory evidence of the completion of all recordings and filings of the Security Agreement (Stock) as may be necessary, or in the reasonable opinion of the Agent, desirable to create a valid, perfected, first priority Lien against the collateral as therein described, and (ii) the certificates, evidencing all of the issued and outstanding shares of capital stock pledged pursuant to the Security Agreement (Stock), which certificates shall in each case be accompanied by undated stock powers duly executed in blank;

     (b) executed counterparts of the General Security Agreement, dated as of the date hereof, duly executed by the Borrower, together with satisfactory evidence of completion of all recordings and filings of the General Security Agreement as may be necessary, or in the reasonable opinion of the Agent, desirable to create a valid, perfected first priority Lien (subject to Permitted Liens) against the collateral as therein described;

     (c) executed counterparts of the Debenture, dated as of the date hereof, duly executed by the Borrower in favor of the Agent; and

     (d) executed counterparts of the Instrument of Pledge, dated as of the date hereof, duly executed by the Borrower in favor of the Agent, pledging the Debenture as security for the Obligations of the Borrower.

     SECTION 5.1.8  Opinions of Counsel.  The Agent shall have received
                    -------------------
opinions, dated the date of the initial Borrowing (or such other date acceptable to the Agent) and addressed to the Agent and all Lenders, from

     (a) Code Hunter Wittman, Canadian counsel to the Borrower and the Guarantors, substantially in the form of Exhibit H hereto, together with all
                                         ---------
backup opinions on which such counsel shall have relied in connection therewith;

     (b) Murphy Mahon Keffler & Farrier, L.L.P., U.S. counsel to the Borrower and the Guarantors, substantially in the form of Exhibit I hereto, together with
                                                 ---------
all backup opinions on which such counsel shall have relied in connection therewith; and

     (c) Burnet, Duckworth & Palmer, Canadian counsel to the Agent, substantially in the form of Exhibit J hereto, together with all backup opinions
                             ---------
on which such counsel shall have relied in connection therewith.

     SECTION 5.1.9  Closing Fees, Expenses, etc.  The Agent shall have received
                    ----------------------------
for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Section 2.14.1, and if then
                                                     --------------
invoiced, 10.3.
          ----

     SECTION 5.1.10 Acquisition.  Northern shall have acquired 100% of the
                    -----------
issued and outstanding Shares.

     SECTION 5.1.11 Pro forma.  The Agent shall have received a copy of the
                    ---------
pro forma balance sheet of the Borrower dated as of the Effective Date and giving effect to the consummation of the Offer and the initial Borrowing hereunder.

     SECTION 5.1.12 Regulatory Approvals.  The Borrower and the Guarantors shall
                    --------------------
have obtained all authorizations and approvals and taken all other actions required by, and notices to, each governmental authority, regulatory body or other Person required, and all waiting periods, if any, shall have expired, for the execution, delivery and performance of this Agreement and the consummation of the Offer.

     SECTION 5.1.13 Intercreditor Agreement.  The Agent, the Lenders, the Arch
                    -----------------------
Banks, Bank One as agent and the other parties thereto shall have entered into the Intercreditor Agreement, together with a joinder thereto duly executed by the Borrower and the Guarantors.

     SECTION 5.1.14 Effectiveness Notice.  The Agent shall have received from
                    --------------------
the Borrower a certificate, in sufficient number of counterparts to provide one for each Lender, signed by an Authorized Officer of the Borrower, satisfactory to the Agent, addressed to the Agent and the Lenders, stating (i) that the Borrower has satisfied all of the conditions precedent to the initial Borrowing under the foregoing provisions of Section 5.1 hereto and (ii) that on the date
                                  -----------
of such initial Borrowing no Default or Event of Default exists.

     SECTION 5.1.15 Due Diligence.  The Agent and the Lenders shall be satisfied
                    -------------
with the scope of and results of their due diligence with respect to the Borrower, the Acquisition and Northern.


     SECTION 5.1.16 Other Matters.  The Agent and its counsel shall have
                    -------------
received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.

     SECTION 5.2    All Borrowings.  The obligation of each Lender to fund,
                    --------------
convert or rollover any Borrowing on the occasion of the drawdown, conversion or rollover of any Borrowing (including the initial Borrowing) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section
                                                                       -------
5.2.
- ---

     SECTION 5.2.1  Compliance with Warranties, No Default, etc.  Both before
                    -------------------------------------------
and after giving effect to any Borrowing (but, if any Default of the nature referred to in Section 8.1.10 shall have occurred with respect to any other
               --------------
Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct

     (a) the representations and warranties set forth in Article VI (excluding,
                                                         ----------
however, those contained in Section 6.4) or in any other Loan Document shall be
                            -----------
true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

     (b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 6.4
            -----------

          (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which might materially adversely affect the Borrower's consolidated business, operations, assets, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document; and

          (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.4 which might materially adversely affect
                           -----------
     the consolidated businesses, operations, assets, revenues, properties or prospects of the Borrower and its Subsidiaries; and

     (c) no Default shall have then occurred and be continuing, and neither the Borrower nor any of its Subsidiaries nor any Guarantor are in material violation of any law or governmental regulation or court order or decree.

     SECTION 5.2.2  Borrowing Notice, Conversion Notice or Rollover Notice.  The
                    ------------------------------------------------------
Agent shall have received a Borrowing Notice, Conversion Notice or Rollover Notice, as the case may be, for such Borrowing. Each of the delivery of a Borrowing Notice, Conversion Notice or Rollover Notice and the acceptance by a Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct in
                                         -------------
all material respects.

     SECTION 5.2.3  Satisfactory Legal Form.  All documents executed or
                    -----------------------
submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.


                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders and the Agent to enter into this Agreement and to make Borrowings hereunder, the Borrower represents and warrants unto the Agent and each Lender as set forth in this Article VI.
                                           ----------

     SECTION 6.1    Organization and Qualification of Borrower.  The Borrower is
                    ------------------------------------------
a corporation, and each of its Subsidiaries is a corporation or other legal entity, in either case duly incorporated or otherwise organized and validly existing under the laws of its jurisdiction of incorporation or organization and has all corporate power and authority required to own its property and carry on its business as presently conducted and proposed to be conducted. The Borrower and each of its Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the Borrowing Base Properties are located and in each jurisdiction where the nature of the business in which it is engaged makes such qualification or licensing necessary.

     SECTION 6.2    Authorization and Power of Borrower.  The Borrower has
                    -----------------------------------
the corporate power and requisite authority to execute, deliver and carry out the terms and provisions of the Loan Documents which it has executed, and all of the documents and instruments delivered pursuant to the terms of such Loan Documents, and has taken all corporate action necessary to duly authorize (i) the execution, delivery and performance by the Borrower of the terms and provisions of the Loan Documents which it has executed and (ii) the performance by the Borrower of its obligations under the Loan Documents, including without limitation the Borrowings under this Agreement.

     SECTION 6.3    Financial Condition.  The annual financial statements and
                    -------------------
information of the Borrower as at November 30, 1994 and the interim financial statements of the Borrower as at October 31, 1995 and all related notes to all such financial statements which have been delivered to the Agent and each Lender fairly present the financial position (including all contingent liabilities) of the Borrower as of the dates of such financial statements; no material adverse changes have occurred in the financial condition, operations, assets, business, properties or prospects of the Borrower or of the Borrower and its Subsidiaries since such dates.

     SECTION 6.4    No Litigation.  Except as set forth in Item 6.4
                    -------------                          --------
("Litigation") of the Disclosure Schedule, there are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of the Borrower threatened, against the Borrower or any of its Subsidiaries in equity or before any federal, provincial, state, municipal or othergovernmental department, commission, body, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Subsidiaries, would have a material adverse effect on the financial or other condition or business of the Borrower or any of its Subsidiaries or which purports to affect the legality, validity or enforceability of this

Agreement or any other Loan Document, and there are no outstanding judgments, injunctions, writs, rulings or orders by any court or governmental body against the Borrower or any of its Subsidiaries.

     SECTION 6.5    No Breach.  Neither the execution and delivery by the
                    ---------
Borrower of this Agreement and each other Loan Document executed or to be executed by it, the consummation of the transactions herein or therein contemplated nor compliance with the terms and provisions hereof or thereof, will conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation, by-laws or other organizational documents of the Borrower or any of its Subsidiaries of any law, rule or regulation, order, writ, injunction or decree of any court or governmental instrumentality, or of any indenture, mortgage, deed of trust, agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default thereunder or result in the creation or imposition of any Lien (except Liens in favor of the Agent), upon any of the property of the Borrower or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.
Each of the Borrower and its Subsidiaries is in material compliance with all statutes, laws, rules, regulations and orders pertaining to its ownership and/or operation of the Borrowing Base Properties.

     SECTION 6.6    No Consents.  No consent, approval, authorization, order
                    -----------
or other action by, and no notice to or filing with, any governmental authority or regulatory body or court or other Person is required in connection with the due execution, performance or delivery by the Borrower, any of its Subsidiaries or any Guarantor of the Loan Documents or to consummate the transactions contemplated hereby or thereby.

     SECTION 6.7    Validity.  This Agreement has been duly and validly
                    --------
executed and delivered by the Borrower and constitutes, and the other Loan Documents will, when duly executed and delivered by the Borrower pursuant to the provisions hereof, constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower, in accordance with their respective terms, except as limited by bankruptcy, insolvency or other similar laws of general application relating to the enforcement of creditors' rights at law or in equity.

     SECTION 6.8    Subsidiaries.  The Borrower has no Subsidiaries, except
                    ------------
those Subsidiaries which are identified in Item 6.8 ("Existing Subsidiaries") of
                                           --------
the Disclosure Schedule.

     SECTION 6.9    Status of Title to Assets.  Subject to the Permitted Liens,
                    -------------------------
the Borrower holds good and defensible title to each of the Borrowing Base Properties. Upon execution and delivery of the Collateral Documents the Borrower will have granted to the Agent, for the benefit of the Lenders, to secure the Obligations, a valid, enforceable, and the only (except for Permitted Liens) Lien, and upon registration a perfected first priority (except for Permitted Liens) Lien, in not less than, and the Borrower is entitled to receive not less than, that percentage of oil, gas and other hydrocarbons produced from the land covered by the leases pertaining to the Borrowing Base Properties (after deduction of all royalties, overriding royalties and other interests payable from or measured by production) not less than the "net revenue interest" specified in the evaluation of such Borrowing Base Properties in the most recent engineering and/or reserve report(s) covering such Borrowing Base Properties which are delivered to the Agent hereunder, with the term "net revenue interest" meaning the proportionate share of the production of oil, gas or other minerals to which the Borrower is entitled after deduction of all royalties, overriding royalties and other interests payable from or measured by production. Upon execution and delivery of the Collateral Documents, the Borrower will have granted to the Agent, for the benefit of the Lenders, to secure the Obligations, a valid, enforceable, and the only (except for Permitted Liens) Lien, and upon registration a perfected first priority (except for Permitted Liens) Lien, in the "working interest" specified in the evaluation of such Borrowing Base Properties in the most recent engineering report(s) and/or reserve reports covering such Borrowing Base Properties which are delivered to the Agent hereunder, with the term "working interest", as used herein, meaning the right to explore for, drill and produce oil, gas or other minerals; neither the Borrower nor any of its Subsidiaries is obligated to bear more than that percentage of the cost of all operations conducted on the Borrowing Base Properties equal to the "working interest" as above described.

     SECTION  6.10  Taxes.  Each of the Borrower and its Subsidiaries have
                    -----
filed all tax returns and reports required by law to have been filed by it and have paid all taxes, assessments, fees and other governmental charges thereby shown to be owing, except any such taxes, assessments, fees or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 6.11   Other Indebtedness or Liens.  As of the date hereof,
                    ---------------------------
except for Permitted Liens there are no material Indebtedness, obligations, liabilities (including contingent and indirect liabilities and obligations), Liens, charges, encumbrances or unusual forward or long-term commitments of the Borrower or any of its Subsidiaries, which have not been previously disclosed in the Disclosure Schedule or the pro forma balance sheet delivered pursuant to
Section 5.1.12.
- --------------

     SECTION 6.12  Own Expertise.  Each of the Borrower and its Subsidiaries
                   -------------

          (i) is not relying (for purposes of making any investment or financing decision or otherwise) upon any advice, counsel or representations (whether written or oral) of any Lender or the Agent;

          (ii) has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment and financing decisions (including decisions regarding the structure and suitability of the transactions contemplated by this Agreement and the other Loan Documents) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by any Lender or the Agent;

          (iii) has full understanding of all the terms, conditions and risks (economic, tax and otherwise) of this Agreement, each Loan Document, and the transactions contemplated hereby and thereby and is capable of assuming and willing to assume (financially and otherwise) those risks; and

          (vi) neither any Lender nor the Agent is acting as a fiduciary or financial, investment or tax advisor for the Borrower or any of its Subsidiaries or has given to the Borrower or any of its Subsidiaries (directly or indirectly through any other Person) any assurance, guarantee or representation whatsoever as to the merits (either legal, regulatory, tax, financial, accounting or otherwise) of this Agreement, any other Loan Document, or any transaction contemplated hereby or thereby.

     SECTION 6.13 Environmental Warranties.  Except as set forth in Item 6.13
                  ------------------------                          ---------
("Environmental Matters") of the Disclosure Schedule: (a) all facilities and property (including underlying groundwater) owned, leased or operated by the Borrower or any of its Subsidiaries have been, and continue to be, owned, leased or operated by the Borrower and its Subsidiaries in Material compliance with all Environmental Laws; (b) there have been no past, and there are no pending or threatened (i) Material claims, complaints, notices or inquiries to, or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) Material claims, complaints, notices or inquiries to, or requests for information received by, the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law or under any common law theories relating to operations or the condition of any facilities or property (including underground water) owned, leased or operated by the Borrower or any of its Subsidiaries; (c) there have been no releases of Hazardous Materials at, on or under any property now or previously owned, leased or operated by, or on behalf of, the Borrower or any of its Subsidiaries nor any landfill or waste disposal site located thereon, that singly or in the aggregate, have, or may reasonably be expected to have, a Material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries; (d) the Borrower and its Subsidiaries have been issued and are in Material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses; (e) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries; (f) neither the Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location except in Material accordance with and in Material compliance with Environmental Law; (g) there are no polychlorinated biphenyls, radioactive materials or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a Material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries; and (h) no conditions exist at, on or under any property now or previously owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to Material liability under any Environmental Law. "Material" as used in
                                                         --------
this Section 6.13 only, shall mean $100,000 or more or, as the context requires,
     ------------
any circumstances, state of facts, breach, non-compliance or matters which have, or may reasonably be expected to have, an adverse effect, individually or in the aggregate, of $100,000 or more (whether for remedial measures, penalties or otherwise).

     SECTION 6.14 Intentionally Omitted.
                  ---------------------

     SECTION 6.15   Accuracy of Information.  All factual information heretofore
                    -----------------------
or contemporaneously furnished by or on behalf of the Borrower in writing to any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (including the financial statements described in Section 6.3
                                                                     -----------
and the engineering and reserve reports delivered hereunder, true and complete copies of which were furnished to any Lender in connection with its execution and delivery hereof) is, and all other such factual information hereafter furnished by or on behalf of the Borrower to any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by any Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

     SECTION 6.16   Full Disclosure.  There is no fact known to the Borrower or
                    ---------------
any of its Subsidiaries that has not been disclosed to the Agent in writing which could materially adversely affect the properties, business, prospects or condition (financial or otherwise) of the Borrower or its Subsidiaries.


                                  ARTICLE VII

                                   COVENANTS

     SECTION 7.1  Affirmative Covenants.  The Borrower agrees with the Agent and
                  ---------------------
each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1 unless the Agent shall otherwise consent in writing.
              -----------

     SECTION 7.1.1  Financial Statements and Reports of Borrower.  The Borrower
                    --------------------------------------------
will furnish, or will cause to be furnished, to the Agent and each Lender copies of the following financial statements, reports, notices and information: (i) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 1996, consolidated and consolidating balance sheets for the Borrower and its Subsidiaries, on an unaudited basis, prepared as of the close of such fiscal year and statements of operations, changes in shareholders' equity and changes in cash flows of the Borrower and its Subsidiaries on a consolidated and consolidating basis for such year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail, and (ii) as soon as available, but in any event within forty-five (45) days after the end of the first three fiscal quarters of each fiscal year of the Borrower, commencing with the fiscal quarter ending March 31, 1996, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries, on an unaudited basis, with respect to the Borrower and its Subsidiaries of the type described in clause (i); such
                                                              ----------
financial information and reports of the Borrower specified in clauses (i) and
                                                               -----------
(ii) to be accompanied by (a) a quarterly certificate of compliance, in the form
- ----
of Exhibit L, executed by the chief financial Authorized Officer of the Borrower
   ---------
certifying that the attached financial statements are true and correct and have been prepared in accordance with GAAP, the Borrower has complied with all of the terms and conditions of the Agreement, and no event has occurred which constitutes an Event of Default or would, with the lapse of time or giving of notice, or both, constitute an Event of Default, and (b) a statement setting forth the total volume of gas, liquid hydrocarbons or products thereof sold by the Borrower and its Subsidiaries during the preceding fiscal quarter.

     SECTION 7.1.2  Reserve, Production and Operating Reports.  The Borrower
                    -----------------------------------------
shall deliver to the Agent (i) within ninety (90) days after the end of each fiscal year a reserve report, prepared as of the end of such fiscal year, by Sproule Associates Limited, Ryder Scott and Associates or such firm or firms of independent petroleum engineers designated by the Borrower and approved by the Agent, evaluating the Present Value attributable to the Proved Producing Reserves, Proved Non-Producing Reserves and Probable Additional Reserves and production therefrom attributable to the Borrowing Base Properties; (ii) no later than thirty (30) days before each Determination Date, (a) to the extent available to the Borrower, complete revenue, expense and production information for the Borrowing Base Properties for the most recent twelve-month period preceding such Determination Date, and (b) detailed revenue, expense and production information for the same time period, on a property-by-property or well-by-well basis, for Borrower's oil and gas wells producing seventy-five percent (75%) of the Borrower's oil and gas revenue for the applicable time period; and (iii) at such times as Agent may from time to time request, an oil and gas operating statement concerning Borrower's operation and production from its Borrowing Base Properties, prepared on a basis reasonably acceptable to Agent, reflecting for the period requested, net production volume, prices received, severance taxes, and capital and operating expenses, including a calculation of net operating income.

     SECTION 7.1.3  Payment of Taxes, etc.  The Borrower will, and will cause
                    ----------------------
each of its Subsidiaries to, pay and discharge all taxes, assessments, governmental charges, levies and all lawful claims which, if unpaid, might become a Lien or charge upon the Borrowing Base Properties or any other of their properties; provided, the Borrower shall not be deemed in default if any such taxes, assessments, governmental charges, levies or claims are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 7.1.4  Insurance and Insurance Summaries.  The Borrower will, and
                    ---------------------------------
will cause each of its Subsidiaries to, maintain or cause to be maintained on all of their assets and properties, now owned or hereafter acquired, and with respect to their personal liability insurance issued by responsible insurance companies and against such risks and in such amounts as it deems prudent and naming Agent as co-insured. Within sixty (60) days after the end of each fiscal year of the Borrower, the Borrower shall deliver to the Agent a summary of all insurance coverage maintained by the Borrower, including a summary of the carriers of such insurance, the properties and risks insured, the amounts of such insurance and other information regarding insurance coverage as is reasonably requested by the Agent.

     SECTION 7.1.5  Operations and Properties.  The Borrower will, and will
                    -------------------------
cause each of its Subsidiaries to, act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business and investments, including, the Borrowing Base Properties; the Borrower shall keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary and material to the conduct of its business, including without limitation all wells and equipment necessary or useful in the operation of the Borrowing Base Properties; provided, the
                                                             --------
Borrower shall never be deemed obligated to rework, recomplete, redrill or otherwise maintain any well or production facility when, in the Borrower's judgment, it would be imprudent or uneconomic to do so.

     SECTION 7.1.6  Compliance with Applicable Laws.  The Borrower will, and
                    -------------------------------
will cause each of its Subsidiaries to, comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could materially and adversely affect the business or credit of the Borrower or any of its Subsidiaries. Such compliance shall include (without limitation) (i) the maintenance and preservation of its corporate or business existence and qualification as a foreign corporation or other business entity; and (ii) the payment, before delinquency, of all taxes, assessments or governmental charges as required by
Section 7.1.3.
- -------------

     SECTION 7.1.7  Litigation.  The Borrower will, and will cause each of its
                    ----------
Subsidiaries to, give notice in writing to the Agent of the commencement of, and any material determination in, all litigation and all proceedings before any governmental or regulatory agencies materially affecting the Borrower or any of its Subsidiaries.

     SECTION 7.1.8  Changes of Fact.  The Borrower will, and will cause each of
                    ---------------
its Subsidiaries to, notify the Agent in writing of any change in any material fact or circumstance represented or warranted in this Agreement or the other Loan Documents.

     SECTION 7.1.9  Maintenance of Rights.  The Borrower will, and will cause
                    ---------------------
each of its Subsidiaries to, preserve and maintain all of its rights, privileges and franchises necessary in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices.

     SECTION 7.1.10  Maintenance of Properties.  The Borrower will, and will
                     -------------------------
cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

     SECTION 7.1.11 Maintenance and Granting of Liens, Mortgages and Security
                    ---------------------------------------------------------
Interests.  The Borrower will, and will cause each of its Subsidiaries to,
- ---------
execute and deliver to the Agent for the benefit of the Lenders, all security agreements, pledge agreements, mortgages, debentures, assignments, financing statements, documents and instruments, and do such other things as are required by Article III, Article V or Section 7.1.21, or as the Agent shall reasonably
   -----------  ---------    --------------
request in order to maintain (subject, in the case of the Collateral Documents, to Permitted Liens) as valid, enforceable, perfected and first priority Liens, all Liens granted to the Agent for the benefit of the Lenders pursuant to the Loan Documents.

     SECTION 7.1.12 Notice of Default.  The Borrower will, and will cause each
                    -----------------
of its Subsidiaries to, furnish to the Agent, upon becoming aware of the existence of any condition or event constituting a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and the action which the Borrower is taking or proposes to take with respect thereto.

     SECTION 7.1.13 Compliance with Loan Documents.  The Borrower will, and will
                    ------------------------------
cause each of its Subsidiaries to, comply promptly with any and all applicable covenants and provisions of the Loan Documents, including all covenants contained in the Collateral

Documents, and specifically those covenants dealing with the operation and maintenance of the Borrowing Base Properties.

     SECTION 7.1.14 Compliance with Material Agreements.  The Borrower will, and
                    -----------------------------------
will cause each of its Subsidiaries to, comply in all material respects with all material agreements, operating agreements, leases, or other documents binding on the Borrower, or affecting its properties or business.

     SECTION 7.1.15 Books and Records; Inspection.  The Borrower will, and will
                    -----------------------------
cause each of its Subsidiaries to, at all times keep complete and accurate books, records and accounts of transactions, which records shall fairly present its financial position and results of operations, and upon request by the Agent, give any representative or agent of the Agent or any Lender access during normal business hours to, permit such representative or agent to examine, copy or make excerpts from, any books, records and documents in the possession of the Borrower or any of its Subsidiaries relating to any of their affairs.

     SECTION 7.1.16 Agreements Affecting the Borrowing Base Properties.  The
                    --------------------------------------------------
Borrower will, and will cause each of its Subsidiaries to, deliver to the Agent upon request by the Agent copies of all material operating agreements, pooling or unitization agreements, sales or processing contracts, preferential purchase right agreements, drilling and/or development agreements, pipeline transportation agreements and other material agreements which pertain to the Borrowing Base Properties, the operation thereof or the disposition of production attributable thereto.

     SECTION 7.1.17 Other Notices.  The Borrower will, and will cause each of
                    -------------
its Subsidiaries to, promptly notify the Agent of (a) any default or claimed or asserted default under any agreement, contract or other instrument to which the Borrower or any of its Subsidiaries is a party or by which any of its or their properties are bound, or any acceleration of the maturity of any Indebtedness of the Borrower in an amount greater than $100,000, and (b) any adverse claim against or affecting the Borrower or any of its Subsidiaries or any of its or their properties which is in excess of $100,000.

     SECTION 7.1.18 Value of Properties.  The Borrower will ensure that (i) at
                    -------------------
all times the Borrowing Base Properties, and (ii) at all times after the execution and delivery of the supplemental debentures to the Debenture or other documents creating a fixed charge pursuant to Section 7.1.21, the properties described in, and subject to the first fixed charges (subject only to Permitted Liens) created by, the Debenture, supplemental debenture to the Debenture and such other documents, shall consist of Assets of the

Borrower containing not less than ninety percent (90%) of the Present Value of the Borrower's Borrowing Base Properties reflected in the most recent reserve report.

     SECTION 7.1.19 Copies of Filings, etc.  Concurrently with transmission
                    -----------------------
thereof, the Borrower will furnish to the Agent copies of all financial statements, proxy statements and other statements and reports as the Borrower sends to its stockholders, and copies of all registration statements and all regular, special or periodic reports which the Borrower or any of its Subsidiaries files, or any of their officers or directors file with respect to the Borrower or any of its Subsidiaries or their respective securities, with any securities regulatory authority or with any securities exchange on which any of the Borrower's or such Subsidiary's securities are then listed, if any, and copies of all press releases and other statements made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments in the Borrower's or any of its Subsidiary's business.

     SECTION 7.1.20 Environmental Covenant.  The Borrower will, and will cause
                    ----------------------
each of its Subsidiaries to, (a) use, operate and maintain all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws; (b) immediately notify the Lenders and provide copies upon receipt of all written claims, complaints, notices, liens or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws (other than notices which are routinely received or submitted in the ordinary course of business and which do not involve substantial fines, penalties or liabilities to the Borrower or any of its Subsidiaries), and shall promptly cure and have dismissed with prejudice to the satisfaction of the Agent any actions and proceedings relating to compliance with Environmental Laws; and (c) provide such information and certifications which the Lender may reasonably request from time to time to evidence compliance with this Section 7.1.20.
          --------------

     SECTION 7.1.21 Additional Security Documents.  Promptly, and in any event
                    -----------------------------
within forty-five (45) days following the Effective Date, and whenever required pursuant to Section 3.5, the Borrower will mortgage, pledge, assign or grant to
            -----------
the Agent for the benefit of the Lenders, pursuant to duly authorized, executed, delivered and registered supplemental debentures to the Debenture and such other security agreements, financing statements, mortgages, debentures, deeds of trust or other applicable security documents as the Agent may require, all in form and substance satisfactory to the Agent, a first fixed charge (subject only to Permitted Liens) on the Borrowing Base Properties of the Borrower, and all products and proceeds thereof (all the foregoing documents delivered pursuant to this Section 7.1.21 or
                                                        --------------
pursuant to Section 3.5 or Section 5.1.7 herein collectively called the
            -----------    -------------
"Collateral Documents"), and the Borrower shall also deliver to the Agent at the
 --------------------
same times (a) a reserve report dated within ninety (90) days of delivery, prepared by a petroleum engineering firm acceptable to the Agent setting forth the Present Value of the Borrowing Base Properties described in, and subject to the Lien created by, such Collateral Documents, and (b) title opinions, title reports and other title information covering not less than eighty percent (80%) of the Present Value of the Proved Producing Reserves of the Borrower utilized to establish the Trax Borrowing Base then in effect and providing confirmation satisfactory to the Agent that Borrower has good and defensible title to the Borrowing Base Properties, subject only to Permitted Liens. The Borrower shall further deliver any and all instruments, opinions of counsel or documents reasonably requested by the Agent in connection with any additional security document required to be executed pursuant to the foregoing provisions of this
Section 7.1.21.
- --------------

     SECTION 7.1.22 Intentionally Omitted.
                    ---------------------

     SECTION 7.1.23 Other Information.  The Borrower will furnish, or will cause
                    -----------------
to be furnished, to the Agent such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

     SECTION 7.2  Negative Covenants.  So long as any Lender has any Commitment
                  ------------------
hereunder or the Borrowings or any part thereof remain outstanding and until payment in full of the Borrowings and the payment and performance of the other Obligations, the Borrower agrees that, unless the Majority Lenders shall otherwise consent in writing:

     SECTION 7.2.1  Limitation on Liens.  The Borrower will not, and will not
                    -------------------
permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon its property, revenues or assets (including the Borrowing Base Properties), whether now owned or hereafter acquired, except for the Permitted Liens.

     SECTION 7.2.2  Disposition of Assets.  Without the prior approval of the
                    ---------------------
Majority Lenders, the Borrower will not, and will not permit any of its Subsidiaries to, sell, convey, exchange, lease or otherwise dispose of any of its Assets having an aggregate value in excess of $100,000 for all such sales, conveyances, exchanges, leases or dispositions during the period from the date hereof until all Obligations are paid in full and all Commitments are terminated, except obsolete or worn out equipment and oil, gas and hydrocarbons sold in the ordinary course of the business of the Borrower and its Subsidiaries.

     SECTION 7.2.3  Certain Transactions.  With respect to the Borrowing Base
                    --------------------
Properties, the Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction with any Affiliate except for transactions with Affiliates upon terms not less favorable to the Borrower than would be obtainable at the time in comparable transactions of the Borrower in arm's length dealings with Persons other than Affiliates.

     SECTION 7.2.4  Place of Business.  The Borrower will not move its principal
                    -----------------
place of business or chief executive office without giving the Agent prior written notice thereof.

     SECTION 7.2.5  Consolidation, Amalgamation or Merger.  Except as expressly
                    -------------------------------------
provided in this Section 7.2.5, the Borrower will not, and will not permit any
                 -------------
of its Subsidiaries to, amalgamate with, consolidate with or merge into, any other Person, permit any other Person to amalgamate with, consolidate with or merge into the Borrower or any Subsidiary of the Borrower, or transfer or lease all, or substantially all, of its Assets except the Borrower may amalgamate with Northern so long as the surviving entity is the Borrower, no Default or Event of Default has occurred and is continuing or will occur as a result of such amalgamation and the Obligations do not exceed the Canadian Allocated Borrowing Base after giving effect thereto.

     SECTION 7.2.6  Limitation on Investments and New Businesses.  The Borrower
                    --------------------------------------------
will not, and will not permit any of its Subsidiaries to, engage directly or indirectly in any new business or make any acquisitions, investments, or commitments, except such businesses, operations, acquisitions, or investments which are incidental to or reasonably related to the present businesses and operations conducted by the Borrower or any Subsidiary of the Borrower and except (a) investment in obligations of the government of Canada or any agency thereof, or obligations guaranteed by the government of Canada, having a maturity not in excess of one year, (b) investments in certificates of deposit of a bank listed under Schedule I or Schedule II of the Bank Act (Canada) and which has a combined capital and surplus and undivided profits of not less than $500,000,000, having a maturity not in excess of one year, (c) investments in commercial paper with a rating of at least "Prime 1" according to Moody's Investors Service, Inc., or a similar rating of a comparable or successor service, having a maturity not in excess of one year.

     SECTION 7.2.7  Limitation on Credit Extensions.  The Borrower will not, and
                    -------------------------------
will not permit any of its Subsidiaries to, extend credit, make advances or make loans to any Person or entity other than normal and prudent extensions of credit in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner; provided, however, that neither Borrower nor any of its
                --------  -------
Subsidiaries shall make any advances, loans or extensions of credit to or for the benefit of Northern, API, APC or any of the Onyx Subsidiaries (as defined in the Arch Agreement) except for the loan from the Borrower to Northern described in the third recital.
       -------------

     SECTION 7.2.8  Fiscal Year.  The Borrower will not, and will not permit any
                    -----------
of its Subsidiaries to, change its fiscal year except for a change by the Borrower to the same fiscal year as API.

     SECTION 7.2.9  Certain Agreements.  The Borrower will not, and will not
                    ------------------
permit any of its Subsidiaries to, enter into any agreement, which by its terms would expressly restrict its performance of its obligations pursuant to this Agreement, or any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it. Further, the Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction with any of its officers, directors, employees or affiliates (as defined in Rule 405 under Securities Act of 1933, as now or later amended), except for employment and compensation arrangements entered into on an arms-length basis and containing only reasonable and customary terms.

     SECTION 7.2.10 Restrictions on Payment of Dividends; Issuance of Capital
                    ---------------------------------------------------------
Stock.  On and at all times after the Effective Date:
- -----

     (a) the Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower; and

     (b) the Borrower will not, and will not permit any of its Subsidiaries to, make any deposit for any of the foregoing purposes.

     SECTION 7.2.11 Financial Condition.  The Borrower will not, at any time,
                    -------------------
permit its Current Ratio to be less than 1:1.

     SECTION 7.2.12 Limitation on Additional Indebtedness.  The Borrower will
                    -------------------------------------
not, and will not permit any of its Subsidiaries to, create, incur, assume or otherwise become or remain liable with respect to Indebtedness, except: (a) Indebtedness incurred pursuant to this Agreement or any of the Loan Documents;
(b) Indebtedness of the Borrower consisting of advances, loans or extensions of credit owing to Northern to the extent permitted by Section 4.2.7 of the Guaranty of API; (c) until the date of the initial Borrowing, Indebtedness identified in Item 7.2.12 ("Indebtedness to be Paid") of the Disclosure
              -----------
Schedule; (d) trade payables not more than sixty (60) days past due; (e) Indebtedness of the Borrower's Subsidiaries owing to the Borrower; provided,
                                                                   --------
however, that no Indebtedness otherwise permitted by clauses (b) or (e) shall be
- -------                                              -----------    ---
permitted if, after giving effect to the incurrence thereof, any Default or Event of Default shall have occurred and be continuing.

     SECTION 7.2.13 Negative Pledges, Restrictive Agreements, etc.  The Borrower
                    ---------------------------------------------
will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted by clause (c) of Section 7.2.12 as in
                                        ----------    --------------
effect on the Effective Date) prohibiting

     (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any of its Subsidiaries to amend or otherwise modify this Agreement or any other Loan Document; or

     (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

                                 ARTICLE VIII

                               EVENTS OF DEFAULT

     SECTION 8.1  Listing of Event of Default.  An "Event of Default" shall
                  ---------------------------
exist if any one or more of the following events (herein called "Events of
                                                                 ---------
Default") shall occur:
- -------

     SECTION 8.1.1  Failure of Payment.  Borrower shall fail to pay or cause to
                    ------------------
be paid when due (whether at stated maturity, by acceleration or otherwise) all or any part of the principal of or interest on any Loan, any Bankers' Acceptance or any fee or any other Obligation.

     SECTION 8.1.2  False Representation.  Any material representation or
                    --------------------
warranty made or deemed to be made under the Loan Documents or in any certificate or statement furnished to made to Agent or any Lender pursuant to this Agreement or any other Loan Document or in connection herewith or therewith (including any other writing or certificate furnished by or on behalf of the Borrower or any Guarantor to Agent or any Lender), shall prove to be untrue in any material respect as of the date on which such representation or warranty is made.

     SECTION 8.1.3  Breach of Covenant.  Any default or breach shall occur in
                    ------------------
the performance of the covenants set forth in Section 7.2.11 or 7.2.12 hereof or
                                              --------------    ------
in Section 4.2.11 or 4.2.12 of the Guaranty of API, or any material default or breach shall occur in the performance of any of the covenants (other than those listed above) or agreements of the Borrower contained herein or in any of the other Loan Documents.

     SECTION 8.1.4  Renunciation of Obligation.  Borrower or any Guarantor
                    --------------------------
renounces its material obligations hereunder or under the Loan Documents, or any of the Loan Documents becomes or is declared, in whole or in part, invalid or unenforceable.

     SECTION 8.1.5  Bankruptcy.  Borrower, any of its Subsidiaries, any
                    ----------
Guarantor or any Subsidiary of any Guarantor shall (1) pursuant to bankruptcy, insolvency, arrangement or similar laws, apply for or consent to the appointment of a receiver, trustee, intervenor, custodian, liquidator, interim receiver, receiver-manager, assignee, sequestrator or similar official of itself or of all or a substantial part of its assets, (2) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due, (3) make a general assignment for the benefit of creditors, (4) commence any proceeding or file a petition, answer, consent, proposal or plan, or give any notice of its intention to do so, seeking any liquidation, winding-up or reorganization or seeking any arrangement, compromise, adjustment, composition, moratorium or other relief whatsoever in respect of its indebtedness and liabilities to its creditors, or any class or classes thereof, under any applicable bankruptcy, insolvency, arrangement or similar law (including the Companies Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) and the Canada Business Corporations Act), or consent to the filing of any such petition, proposal, plan or proceeding, or (5) file an answer admitting the material allegations of or consent to or default in answering a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or action shall be taken by such Person for the purpose of effecting any of the foregoing.

     SECTION 8.1.6  Bankruptcy Orders, etc.  An order, judgment or decree shall
                    -----------------------
be entered by any court of competent jurisdiction or other competent authority approving a petition, proposal, plan or plan of arrangement seeking reorganization of Borrower, any of its Subsidiaries, any Guarantor or any Subsidiary of any Guarantor, an "order for relief" or stay of proceeding under applicable bankruptcy or insolvency law, or appointing a receiver, receiver-manager, interim receiver, trustee in bankruptcy, trustee, intervenor, custodian, or liquidator of Borrower, any of its Subsidiaries, any Guarantor or any Subsidiary of any Guarantor, or of all or substantially all of the assets of Borrower, any of its Subsidiaries, any Guarantor or any Subsidiary of any Guarantor.

     SECTION 8.1.7  Default Under Other Documents.  A material default shall
                    -----------------------------
occur under any other loan agreement, credit agreement or note between Lenders or Arch Banks and Borrower, any of its Subsidiaries, any Guarantor or any Subsidiary of any Guarantor, or under any other collateral document executed by Borrower, any of its Subsidiaries, any Guarantor (other than a default constituting an Event of Default under Section 8.1.3) or any Subsidiary of any
                                       -------------
Guarantor, given to secure payment of Indebtedness owed to Lenders or Arch Banks by Borrower, any of its Subsidiaries, any Guarantor or any Subsidiary of any Guarantor.

     SECTION 8.1.8  Liens Invalid.  To a material extent, any of the Liens
                    -------------
granted (or purported to be granted) to the Collateral Agent for the benefit of the Lenders and the Arch Banks or to Agent for the benefit of the Lenders pursuant to any Loan Document should become invalid or unenforceable or cease to be (subject, in the case of the Collateral Documents, to Permitted Liens) first perfected priority Liens; or Northern or the Borrower is or becomes a party to any unanimous shareholder agreement, or other shareholder agreement which in any manner restricts or limits the transferability of the collateral granted (or purported to be granted) pursuant to the Pledge Agreement or the Security Agreement (Stock).

     SECTION 8.1.9  Judgments.  Any judgment or judgments for the payment of
                    ---------
money in the aggregate excess of $100,000 shall be rendered against Borrower, any of its Subsidiaries, any Guarantor or any Subsidiary of any Guarantor, and
(i) such judgment or judgments shall not be satisfied or discharged, or proceedings to enforce any such judgment are not stayed, at least ten (10) days prior to the date on which any of the assets of such Person could lawfully be sold to satisfy such judgment or judgments or (ii) any such stay shall not be in effect.

     SECTION 8.1.10 Material Defaults.  Borrower, any of its Subsidiaries, any
                    -----------------
Guarantor or any Subsidiary of any Guarantor, should fail to pay when due any Indebtedness (including any production and royalty payments burdening oil and gas properties of such Person, whether or not such payments constitute "Indebtedness") in the aggregate in excess of $100,000 or should default in the performance of any material obligations of Borrower, any of its Subsidiaries or any Guarantor or any Subsidiary of any Guarantor, under any promissory note, credit agreement, loan agreement or collateral document relating to or security for any such Indebtedness (including any such production and royalty payments) in the aggregate in excess of $100,000.

     SECTION 8.1.11 Dissolution.  The occurrence of any event resulting in the
                    -----------
dissolution, winding-up or reorganization of Borrower, any of its Subsidiaries, any Guarantor or any Subsidiary of any Guarantor, other than as permitted by
Section 7.2.5.
- -------------

     SECTION 8.1.12 Borrowing Base Deficiency.  Upon the occurrence of a
                    -------------------------
Borrowing Base Deficiency, Borrower shall fail to remedy such Borrowing Base Deficiency in the manner and within the time set forth in Section 3.4.
                                                          -----------

     SECTION 8.1.13 Default Under Arch Agreement. A default (including an "Event
                    ----------------------------
of Default" as defined in the Arch Agreement) shall occur under the Arch Agreement and such default (including such "Event of Default") is not cured or satisfied within the applicable cure period therefor as set forth in the Arch Agreement.

     SECTION 8.1.14 Change of Control.  API shall cease to own, directly or
                    -----------------
indirectly, free and clear of all Liens and other encumbrances (other than Liens in favor of the Collateral Agent for the benefit of the Lenders), 100% of the issued and outstanding shares of capital stock of Northern; or prior to the amalgamation of Northern and Trax permitted by Section 7.2.5, Northern shall
                                               -------------
cease to own, directly or indirectly, free and clear of all Liens and other encumbrances (other than Liens in favor of the Agent), 100% of the issued and outstanding shares of capital stock of Trax.

     SECTION 8.2  Materiality; Notice of Defaults.
                  -------------------------------

     SECTION 8.2.1  Materiality.  With respect to the Events of Default set
                    -----------
forth in Sections 8.1.2, 8.1.3, 8.1.4, 8.1.7 and 8.1.8, the term "material"
         --------------  -----  -----  -----     -----
shall mean any event or occurrence which results or may result in a significant adverse effect upon the Borrower, any Subsidiary of the Borrower, any Guarantor, any Subsidiary of any Guarantor, the Borrowing Base Properties, title of the Borrower to the Borrowing Base Properties or Borrower's ability to make payments on its Obligations as they come due, or any Guarantor's ability to make payments on its Guaranty, or which has an adverse impact on Borrower, any Subsidiary of the Borrower, any Guarantor, any Subsidiary of any Guarantor which is in excess of $100,000 or the interest of the Borrower in the Borrowing Base Properties which is in excess of $100,000.

     SECTION 8.2.2  Notice of Monetary Defaults.  Upon Agent's or any Lender's
                    ---------------------------
becoming aware of an Event of Default set forth in Section 8.1.1 hereof, Agent
                                                   -------------
shall immediately send notice to Borrower of such Event of Default, which notice shall set forth the amount of the payment due from Borrower to Lenders. As to an Event of Default for which notice is due under this Section 8.2.2, before
                                                       -------------
pursuing any remedies to which it is entitled, Lenders shall allow Borrower five
(5) Business Days from the date of such notice to remedy or cure such Event of Default.

     SECTION 8.2.3  Notice of Certain Non-Monetary Defaults.  Upon Agent's or
                    ---------------------------------------
any Lender's becoming aware of any Event of Default set forth in Sections 8.1.2,
                                                                 --------------
8.1.3, 8.1.4, 8.1.7, 8.1.8, 8.1.9, or 8.1.10, hereof Agent shall immediately
- -----  -----  -----  -----  -----     ------
send notice to Borrower of such Event of Default, which notice shall sufficiently describe the circumstances giving rise to such Event of Default.
As to such Events of Default for which notice is due under this Section 8.2.3,
                                                                -------------
before pursuing any remedies to which it is entitled, Lenders shall allow Borrower twenty (20) Business Days from the date of such notice within which to remedy or cure such Event of Default. Lenders shall not be required to provide to Borrower any notice of any Events of Default set forth in Sections 8.1.5,
                                                             --------------
8.1.6, 8.1.11, 8.1.12, 8.1.13 or 8.1.14 hereof prior to exercising its remedies.
- -----  ------  ------  ------    ------

     SECTION 8.3  Acceleration.
                  ------------

          (a)  If any Event of Default described in Sections 8.1.5, 8.1.6 or
                                                    --------------  -----
     8.1.11 occurs with respect to the Borrower:
     ------

               (i) the Commitments of the Lenders, including all obligations of the Lenders to make Loans and extend credit with respect to other Borrowings hereunder shall automatically terminate;

               (ii) the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender and without presentment, demand, protest or notice of any kind, including without notice of acceleration or notice of intent to accelerate, all of which the Borrower hereby expressly waives;

               (iii) the Borrower shall immediately pay to the Agent for the benefit of the applicable Lenders the full face amount of all outstanding Bankers' Acceptances issued by such Lender, whether or not such Bankers' Acceptances have by their terms matured, in accordance with the provisions of Section 2.9.2, the Borrower
                                            -------------
          acknowledging that such Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand; and

               (iv) the Agent and the Lenders and each of them shall be able to exercise any rights available to it or them under the Loan Documents or by law.

          (b) If any other Event of Default occurs and remains uncured or unremedied after the applicable cure periods set forth in Sections 8.2.2
                                                               --------------
     and 8.2.3:
         -----

               (i) the Majority Lenders may terminate or suspend all or any portion of the Commitments of the Lenders, including obligations of the Lenders to extend credit with respect to any Borrowings and make Loans hereunder, or declare all or any portion of the Obligations to be due and payable, or both, whereupon the Obligations which shall be so declared due and payable shall become immediately due and payable, without presentment, demand, protest or notice of any kind, including without notice of acceleration or notice of intent to accelerate, all of which the Borrower hereby expressly waives;

               (ii) the Majority Lenders may demand that the Borrower immediately pay to the Agent for the benefit of the applicable Lenders the full face amount of all outstanding Bankers' Acceptances, whether or not such Bankers' Acceptances have by their terms matured, in accordance with the provisions of Section 2.9.2, and the Borrower
                                            -------------
          agrees to immediately make such payment and acknowledges and agrees that such Lenders would not have an adequate remedy at law for failure of the Borrower to honor any such demand; and

               (iii) the Agent and the Lenders shall be able to exercise any rights available to it or them under the Loan Documents or by law. The Agent hereby agrees, at the written direction of the Majority Lenders, subject to the provisions of Article IX, to exercise any of
                                                ----------
          the foregoing rights available to it.

     SECTION 8.4  Preservation of Rights.  All remedies contained in the Loan
                  ----------------------
Documents or afforded by law shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full. No delay or omission of the Lenders, the Agent or any of them to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or acceptance of a Bankers' Acceptance notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan or other Borrowing shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders and the Agent required pursuant to Section 10.1, and then only to the extent specifically set
                     ------------
forth in such writing.

                                  ARTICLE IX

                                   THE AGENT

     SECTION 9.1  Actions.  Each Lender hereby irrevocably appoints Bank of
                  -------
Montreal as its Agent under and for purposes of this Agreement and each other Loan Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Majority Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this

Agreement) the Agent, from and against such Lender's ratable share of any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement or any other Loan Document, including reasonable fees of counsel (on a solicitor and his own client basis) and court costs, and as to which the Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be
                                   --------  -------
liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or wilful misconduct. The Agent shall not be required to (a) exercise any discretion or to take or to refrain from taking any action in any manner which is contrary in any manner to this Agreement, the Loan Documents, any other agreement between the Lenders or to applicable law; or (b) take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the Agent's determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     SECTION 9.2  Funding Reliance, etc.  Unless the Agent shall have been
                  ----------------------
notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., Toronto time, on the Business Day prior to a Borrowing to be made by the Borrower, that such Lender will not make available the amount which would constitute its relevant percentage, if any, of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to such Borrower to the date such amount is repaid to the Agent, at the interest rate applicable at the time to Loans comprising such Borrowing or at a rate equal to the stamping fee applicable at the time to Bankers' Acceptances comprising such Borrowing, as the case may be.

     SECTION 9.3  Repayment by Lenders to Agent.  Unless the Agent has been
                  -----------------------------
notified in writing by the Borrower at least one (1) Business Day prior to the date on which any payment to be made by the Borrower hereunder is due that the Borrower does not intend to remit such payment, the Agent may, in its discretion, assume that the Borrower has remitted such payment when so due and the Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to the amount of such payment which is due to such Lender pursuant to this Agreement. If the Borrower does not in fact remit such payment to the Agent, the Agent shall promptly notify each Lender and each such Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Lender, together with interest thereon until the date of repayment thereof at a rate determined by the Agent (such rate to be conclusive and binding on such Lender) in accordance with the Agent's usual banking practice for similar advances to financial institutions of like standing to such Lender.

     SECTION 9.4  Exculpation.  Neither the Agent nor any of its directors,
                  -----------
officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it or any of them under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its or their own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by or pursuant to any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower, the Guarantor or any other obligor of its respective obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

     SECTION 9.5  Successor.  The Agent may resign as such at any time upon at
                  ---------
least 30 days' prior notice to the Borrower and all Lenders. If the Agent at any time shall resign, the Majority Lenders may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Any successor Agent appointed hereunder shall be one of the Lenders and a commercial banking institution organized under the laws of Canada or a Canadian branch or agency of a commercial banking institution, and having a combined capital and surplus of at least U.S. $500,000,000 or an Equivalent Amount of Canadian Dollars. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation as the Agent, the provisions of

     (a)   this Article IX shall inure to its benefit as to any actions taken or
                ----------
omitted to be taken by it while it was the Agent under this Agreement; and

     (b)   Section 10.3 and Section 10.4 shall continue to inure to its benefit.
           ------------     ------------

     SECTION 9.6  Extensions of Credit by the Bank of Montreal.  Bank of
                  --------------------------------------------
Montreal shall have the same rights and powers with respect to the Loans made and the Bankers' Acceptances accepted and purchased by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Agent. Bank of Montreal and its Affiliates may accept deposits from, lend money to, enter into swaps, futures and other contracts with and/or accept bankers' acceptances for the account of, and generally engage in any kind of business with, the Borrower or any Subsidiary or Affiliate of the Borrower as if Bank of Montreal were not the Agent or Lender hereunder.

     SECTION 9.7  Credit Decisions.  Each Lender acknowledges that it has,
                  ----------------
independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, the Guarantors, this Agreement, the other Loan Documents (the terms and provisions of each of the foregoing which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     SECTION 9.8  Copies, etc.  The Agent shall give prompt notice to each
                  ------------
Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower or any Guarantor for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.


                                 ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.1 Waivers, Amendments, etc.  The provisions of this Agreement
                  -------------------------
and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Majority Lenders; provided, however, that no such
                                          --------  -------
amendment, modification or waiver which would:

     (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Majority Lenders shall be effective unless consented to by each Lender; or

     (b)   modify this Section 10.1, change the definitions of "Majority
                       ------------
Lenders", increase the Facility Amount or the "Percentage" of any Lender, reduce
                                               ----------
any fees described in Article II or Article III or release any collateral
                      ----------    -----------
security (including any Guaranty), except as otherwise specifically provided in any Loan Document or extend the Commitment Termination Date without the written consent of each Lender; or

     (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of, or interest on, any Borrowing (or reduce the principal amount of, or face amount of, or rate of interest or fees on or payable with respect to, any Borrowing), shall be made (i) without the written consent of each Lender that made such Borrowing in the case of any such extensions or reductions relating to Loans or (ii) without the written consent of all Lenders and the Agent in the case of any such extensions or reductions relating to Bankers' Acceptances; or

     (d) affect adversely the interests, rights or obligations of the Agent qua the Agent, shall be made without the written consent of the Agent.
- ---

No failure or delay on the part of the Agent or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle such Borrower to any notice or demand in similar or other circumstances. No waiver or approval by the Agent or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 10.2   Notices.  All notices and other communications provided to
                    -------
any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

     SECTION 10.3   Payment of Costs and Expenses. The Borrower agrees to pay on
                    -----------------------------
demand all reasonable expenses of the Agen (including the reasonable fees and out-of-pocket expenses of Messrs. Mayer, Brown & Platt and Messrs. Burnet, Duckworth & Palmer (on a solicitor and his own client basis), counsel to the Agent, and of local counsel, if any, who may be retained by counsel to the Agent and of engineers, accountants, geologists, and consultants) in connection with

     (a) the negotiation, preparation, execution, delivery, syndication and publicity with respect to this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated,

     (b) the filing, recording, refiling or rerecording of any Collateral Documents, the Pledge Agreement, the Security Agreement (Stock), the General Security Agreement, the Debenture, the Instrument of Pledge, any other Loan Document and/or any and all Uniform Commercial Code financing statements, Personal Property Security financing statements, security notices, caveats or other instruments or notices relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Loan Documents, and

     (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document including any engineering and reserve report and any accounting review of the books and records and accounting procedures of the Borrower, and any other review of the business, assets and operations of the Borrower as the Agent shall in its sole and absolute discretion deem necessary or desirable.

The Borrower further agrees to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, or any other Loan Document. The Borrower also agrees to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses (on a solicitor and his own client basis)) incurred by the Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

     SECTION 10.4  Indemnification.

     SECTION 10.4.1 General Provisions of Indemnification.  In consideration of
                    -------------------------------------
the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and
                           -------------------
against any and all actions, causes of action, suits, losses, costs, fees, penalties, assessments, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified
                                                                 -----------
Liabilities"), incurred by the Indemnified Parties or any of them as a result
- -----------
of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

          (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Majority Lenders pursuant to Article V not to fund any Borrowing, but
                                      ---------
     excluding any claims, losses, liabilities and damages resulting from any Lender's breach of its Commitment or other obligations hereunder);

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Agent or such Lender is party thereto;

          (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by the Borrower or any of its Subsidiaries of any Hazardous Material, any Environmental Law or the condition of any facility or property owned, leased or operated by the Borrower or any of its Subsidiaries; or

          (e) the presence, storage or disposal on or under, or the escape, seepage, leakage, spillage, discharge, emission, transportation, discharging or releases from, any facility, property owned, leased or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary; or

          (f)   any misrepresentation, inaccuracy or any breach in or of Section
                                                                         -------
     6.13 or Section 7.1.20;
     ----    --------------

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence, wilful misconduct or breach in performing its Commitment or obligations to the Borrower under this Agreement. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     If Agent or any Lender shall have knowledge of any claim or liability required to be indemnified against under this Section 10.4, Agent or such Lender
                                              ------------
shall give reasonably prompt written notice thereof to Borrower after becoming aware of such claim, but the failure of Agent or such Lender so to notify Borrower shall not relieve Borrower from any liability that it would otherwise have to Lenders hereunder. Borrower and Borrower's insurers shall have the right, at their sole cost and expense, to investigate, defend or, except as limited hereinafter, compromise any claim for which indemnification is sought under this Section 10.4. Borrower shall assume all
                                     ------------
responsibility for any claim covered by the foregoing indemnity, and the Agent and Lenders shall provide reasonable assistance and cooperation during the defense or settlement of the claim, and, except as limited hereafter, Borrower shall have control of the defense or settlement of such claim or compromise thereof; provided, that counsel selected by Borrower shall be completely acceptable to Agent in its sole discretion, and no compromise or settlement of any claim may be effected by Borrower without Agent's consent, which consent shall not be unreasonably withheld; provided, no consent shall be required if
(i) there is no finding or admission of any violation of any law by Agent or any Lender or any violation of the rights of any Person by Agent or any Lender, (ii) there is no effect on any claim that may be made by any Lender, and (iii) the relief provided is the sole responsibility of Borrower. Agent or any Lender shall have the right, but not the duty, at its own expense, to participate in the defense and/or settlement of any claim with counsel of its own choosing without relieving Borrower of any obligations hereunder. Borrower and its counsel shall cooperate with Agent's and/or any Lender's counsel and shall supply Agent and such Lender with such information reasonably requested by Agent and such Lender. Notwithstanding anything to the contrary contained herein, if Agent, in its sole discretion, determines that a conflict of interest exists with respect to Agent and/or any Lender and Borrower, Agent, at its option, may terminate, or if Borrower's assumption of the defense has not begun, refuse to permit, Borrower or Borrower's insurer's representation, defense, and control of the indemnity matter. In such event, Borrower shall remain completely and fully liable for all indemnity matters, including the then existing indemnity matter, as provided above.

     SECTION 10.4.2 Negligence Expressly Indemnified.  Without limiting any
                    --------------------------------
provision of this Agreement or any of the other Loan Documents, it is the express intention of the parties hereto that each Indemnified Party shall be indemnified and held harmless against any and all losses, liabilities, claims or damages arising out of or resulting from the sole or contributory negligence but not the gross negligence of such Indemnified Party.

     SECTION 10.5   Survival.  The obligations of the Borrower under
                    --------
Sections 4.3,4.4, 4.6, 4.7, 9.1, 10.3 and 10.4, and the obligations of the
- ------------ ---  ---  ---  ---  ----     ----
Lenders under Section 10.15, shall in each case survive any termination of
              -------------
this Agreement and each other Loan Document, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Borrower and each Guarantor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION 10.6   Severability.  Any provision of this Agreement or any other
                    ------------
Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.7   Headings.  The various headings of this Agreement and of
                    --------
each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 10.8   Execution in Counterparts, Effectiveness, etc. This
                    ---------------------------------------------
Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Agent and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

     SECTION 10.9   Governing Law; Entire Agreement.  THIS AGREEMENT AND EACH
                    -------------------------------
OTHER LOAN DOCUMENT (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE PROVINCE OF ALBERTA AND THE LAWS OF CANADA APPLICABLE THEREIN. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 10.10  Successors and Assigns.  This Agreement shall be binding
                    ----------------------
upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that: (a) except in compliance with
                        --------  -------
Section 7.2.5 the Borrower may not assign or transfer its rights or obligations
- -------------
hereunder without the prior written consent of the Agent and all Lenders; and
(b) the rights of sale, assignment and transfer of the Lenders are subject to
Section 10.11.
- -------------

     SECTION 10.11  Sale and Transfer of Borrowings; Participations in
                    --------------------------------------------------
Borrowings.  Each Lender may assign, or sell participations in,
- ----------
its Loans and to one or more other Persons in accordance with this Section
                                                                   -------
10.11.
- -----

     SECTION 10.11.1    Assignments.  Any Lender, (a) with the written consent
                        -----------
of the Borrower and the Agent (which consents shall not be unreasonably withheld or delayed and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent, and which consent of the Borrower shall not be required after the occurrence of an Event of Default that is continuing) may at any time assign and delegate to one or more commercial banks or other financial institutions or to any of its Affiliates or to any other Lender, in each case where such assignee is organized under the laws of and resident in Canada for purposes of the Income Tax Act (Canada), or (b) with notice to the Borrower and the Agent, but without the consent of the Borrower or the Agent, may assign and delegate to any of its Affiliates or to any other Lender, in each case where such assignee is organized under the laws of and resident in Canada for purposes of the Income Tax Act (Canada), (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Borrowings and
 ---------------
Commitments (which assignment and delegation may be of a varying percentage of all or a portion of the assigning Lender's Borrowings and Commitments) in a minimum aggregate amount of U.S.$ 5,000,000 (or the Equivalent Amount thereof in Canadian Dollars) and, if assigned in part only, such assignor Lender would thereafter retain for its own account a Commitment of at least U.S.$10,000,000; provided however, that anything herein or in any other Loan Document to the
- -------- -------
contrary notwithstanding, the Agent and the Borrower may from time to time, without the consent of the Lenders or any of them, consent to assignments by a Lender in amounts other than those set forth above. The Borrower and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until (a) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender, (b) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Agent, and (c) the processing fees described below shall have been paid.

     From and after the date that the Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the Intercreditor Agreement and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the Intercreditor Agreement and the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the Intercreditor Agreement and the other Loan Documents and (z) the Assignee Lender shall be deemed to have represented to the Borrower, the Guarantor and the Agent as of the date of becoming an Assignee Lender to the effect of the representations in the first sentence of
Section 10.15.  Accrued interest, accrued fees and amounts in respect of
- -------------
outstanding Bankers' Acceptances shall be paid as provided in the relevant Lender Assignment Agreement. Accrued interest, accrued fees and amounts in respect of outstanding Bankers' Acceptances shall be paid at the same time or times provided in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee in the amount of U.S.$250 to the Agent upon delivery of any Lender Assignment Agreement for the account of the Agent as its own property.

     Any attempted assignment and delegation not made in accordance with this
Section 10.11.1 shall be null and void.
- ---------------

     SECTION 10.11.2  Participations.  Any Lender may at any time sell to one or
                      --------------
more commercial banks or other Persons organized under the laws of and resident of Canada for the purposes of the Income Tax Act (Canada) (each of such commercial banks and other Persons being herein called a "Participant")
                                                          -----------
participating interests in any of the Borrowings, Commitments, or other rights or interests of such Lender hereunder; provided, however, that
                                       --------  -------  ----

     (a)   no participation contemplated in this Section 10.11 shall relieve
                                                 -------------
such Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

     (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

     (c) the Borrower, the Guarantors and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

     (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (c) of Section 10.1, and
   ----------    ------------

     (e)   all amounts payable by the Borrower to any Lender pursuant to Article
                                                                         -------
IV shall be determined as if the Lender had not sold any participation and as if
- --
such Lender were funding all of its Loans and Bankers' Acceptances in the same way that it is funding the portion of Loans and Bankers' Acceptances in which no participations have been sold.

     SECTION 10.11.3     Further Documentations in Event of Assignments or
                         -------------------------------------------------
Participation.  The Borrower hereby agrees to execute and deliver such further
- -------------
instruments or documents as such Lender reasonably considers necessary or advisable to effect an assignment and/or participation under Section 10.11.1 and
                                                             ---------------
Section 10.11.2, provided such documents do not adversely modify any of the
- ---------------
Borrower's rights or increase its obligations hereunder or under the Loan Documents.

     SECTION 10.12  No Oral Agreements.  THIS WRITTEN AGREEMENT TOGETHER WITH
                    ------------------
THE OTHER LOAN DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     SECTION 10.13  Other Transactions.  Nothing contained herein shall preclude
                    ------------------
the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 10.14  Forum Selection and Consent to Jurisdiction.  THE BORROWER
                    -------------------------------------------
HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE PROVINCE OF ALBERTA, CANADA IN CONNECTION WITH ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, THE BORROWER OR ANY OF THEM; PROVIDED,
                                                                   --------
HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER
- -------

PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE PROVINCE OF ALBERTA, CANADA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE PROVINCE OF ALBERTA, CANADA. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 10.15  Certain Matters.  Each Lender and the Agent (collectively
                    ---------------
"Recipients" and individually a "Recipient") represents to the Borrower, the Guarantor and the Agent that as of the date hereof either (i) it is a corporation resident in Canada for purposes of the Income Tax Act, Canada (in this Section referred to as the "Act"), or (ii) it is entitled to complete exemption from Canadian withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement because any payments so made are attributable to a business carried on by it in Canada through a permanent establishment in Canada. Each Recipient that is not resident in Canada for purposes of the Act agrees to provide to the Borrower and the Guarantors written authorization of Revenue Canada pursuant to Regulation 805(2) of the Act (in this Section referred to as the "Authorization")
                                                       -------------
permitting payments to be made to the Lender without deduction of withholding tax. If a Recipient determines, as a result of any Regulatory Change or other change in its circumstances, that it is unable to submit the Authorization that it is obliged to submit pursuant to this Section, or that the Borrower or the Guarantor is no longer entitled to rely on the Authorization, it shall promptly notify the Borrower, the Guarantors and the Agent of such fact. In the event that any Recipient fails to deliver any Authorization required under this Section upon its initially becoming a Recipient hereunder, the Borrower's obligation to pay to the Agent or any Recipient additional amounts under Section
                                                                         -------
4.7 with respect to Taxes and each Guarantor's obligation to pay additional
- ---
amounts under Section 2.8 of its respective Guaranty shall be reduced to the amount that it would have been obliged to pay to the Agent or such Recipient had such Authorization been provided. The agreements, representations and other benefits accruing to Guarantors' benefit under this Section are made and given in consideration of the Guarantors' execution and delivery of the Guaranties and shall be directly held and enforceable by the Guarantors, in their own name.

     SECTION 10.16  Time of the Essence.  Time shall be of the essence of this
                    -------------------
Agreement.



                     [SIGNATURES BEGIN ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                     BANK OF MONTREAL, as Agent


                                     By:_______________________________________
                                        Name:   Richard N. Miller
                                        Title:  Director

                                     Address:  BANK OF MONTREAL
                                               First Canadian Place, 22nd Floor
                                               100 King Street West
                                               Toronto, Ontario

1A1                                                                     M  S  X

                                     Attention:   Sid Levin, Director
                                     Telephone:   (416) 867 - 6904
                                     Fax:         (416) 867 - 5938

PERCENTAGE                       LENDER
- ----------                       ------

                                 BANK OF MONTREAL, as Lender
100%

                                 By:________________________________
                                    Name:  Richard N. Miller
                                    Title: Director

                                 Address:  BANK OF MONTREAL
                                           2400, 350-7th Avenue S.W.
                                           Calgary, Alberta
                                           T2P 3N9

                                 Attention:   Carol Blanche
                                 Telephone:   (403) 234 - 3096
                                 Fax:         (403) 234 - 3644


                                 LIBOR
                                 Office:

                                 Address:   BANK OF MONTREAL
                                            2400, 350-7th Avenue S.W.
                                            Calgary, Alberta
                                            T2P 3N9

                                 Attention:   Carol Blanche
                                 Telephone:   (403) 234 - 3096
                                 Fax:         (403) 234 - 3644

                                 BORROWER
                                 --------

                                 TRAX PETROLEUMS LIMITED


                                 By: _______________________________
                                    Name:  Larry Kalas
                                    Title: Director

                                 By: _______________________________
                                    Name:  Randall Scroggins
                                    Title: Vice President


                                 Address:    2120 530-8 Ave. S.W.
                                             Calgary, Alberta
                                             T2P 3S8

                                 Attention:  Troy Welch
                                 Telex:       N/A
                                 Telecopy:    (403) 265-7822
                                 Telephone:  (403) 232-6677


                                 with a copy to:

                                 Arch Petroleum Inc.
                                 777 Taylor Street
                                 Fort Worth Club Tower
                                 Penthouse IIA
                                 Fort Worth, Texas  76102

                                 Attention: Larry Kalas
                                 Telex:     N/A
                                 Telecopy:  (817) 332-9249
                                 Telephone: (817) 332-9209